Exhibit 10.16





                         U.S. $175,000,000


                         CREDIT AGREEMENT

                   Dated as of October 12, 1999

                               Among

         CONSOLIDATED FREIGHTWAYS CORPORATION OF DELAWARE

                            as Borrower

                                and

                 THE INITIAL LENDERS NAMED HEREIN

                        as Initial Lenders

                                and

                        ABN AMRO BANK N. V.

             as Issuing Bank and Administrative Agent




                        TABLE OF CONTENTS

                                                             Page

   ARTICLE I   DEFINITIONS AND ACCOUNTING TERMS
      SECTION 1.01.  Certain Defined Terms    1
      SECTION 1.02.  Computation of Time Periods   21
      SECTION 1.03.  Accounting Terms    21
      SECTION 1.04.  Other Interpretive Provisions 21

   ARTICLE II  AMOUNTS AND TERMS OF THE ADVANCES
      SECTION 2.01.  The Advances   22
      SECTION 2.02.  Making the Advances 23
      SECTION  2.03.   Issuance of and Drawings Under Letters  of
           Credit    25
      SECTION 2.04.  Fees 27
      SECTION 2.05.  Termination or Reduction of the Commitments;
           Extension of the Facilities   28
      SECTION 2.06.  Repayment 30
      SECTION 2.07.  Interest  31
      SECTION 2.08.  Interest Rate Determination   32
      SECTION 2.09.  Optional Conversion of Advances    33
      SECTION 2.10.  Optional Prepayments     33
      SECTION 2.11.  Increased Costs and Reduction of Return 33
      SECTION 2.12.  Illegality     34
      SECTION 2.13.  Payments and Computations     34
      SECTION 2.14.  Taxes     35
      SECTION 2.15.  Sharing of Payments, Etc.     38
      SECTION 2.16.  Use of Proceeds     39
      SECTION 2.17.  Substitution of Lenders  39
      SECTION 2.18.  Evidence of Debt    39
      SECTION  2.19.   Additional  Interest  on  Eurodollar  Rate
           Advances  40

   ARTICLE III CONDITIONS TO EFFECTIVENESS AND LENDING
      SECTION 3.01.  Conditions Precedent to Effectiveness   40
      SECTION  3.02.  Conditions Precedent to Each Borrowing  and
           Issuance  41
      SECTION 3.03.  Determinations Under Section 3.01  42

   ARTICLE IV  REPRESENTATIONS AND WARRANTIES
      SECTION   4.01.   Representations  and  Warranties  of  the
           Borrower  42

   ARTICLE V   COVENANTS
      SECTION 5.01.  Affirmative Covenants    45
      SECTION 5.02.  Negative Covenants  48
      SECTION 5.03.  Financial Covenants 50

   ARTICLE VI  EVENTS OF DEFAULT
      SECTION 6.01.  Events of Default   51
      SECTION  6.02.  Actions in Respect of the Letters of Credit
           upon Default   53

   ARTICLE VII The Administrative Agent
      SECTION 7.01   Appointment and Authorization 54
      SECTION 7.02   Delegation of Duties.    55
      SECTION 7.03   Liability of the Administrative Agent.  55
      SECTION 7.04   Reliance by the Administrative Agent and the
           Issuing Bank.  55
      SECTION 7.05   Notice of Default.  56
      SECTION 7.06   Lender Party Credit Decision  56
      SECTION  7.07   Indemnification of the Administrative Agent
           57
      SECTION  7.08   Administrative Agent in Individual Capacity
           58
      SECTION 7.09   Successor Administrative Agent.    58

   ARTICLE VIII MISCELLANEOUS
      SECTION 8.01.  Amendments, Etc.    59
      SECTION 8.02.  Notices, Etc.  60
      SECTION 8.03.  No Waiver; Remedies 60
      SECTION 8.04.  Costs and Expenses  61
      SECTION 8.05.  Right of Set-off    62
      SECTION 8.06.  Binding Effect; Entire Agreement   63
      SECTION 8.07.  Assignments and Participations     63
      SECTION 8.08.  Confidentiality     66
      SECTION 8.09.  No Liability of the Issuing Bank   66
      SECTION 8.10.  Governing Law  66
      SECTION 8.11.  Execution in Counterparts     67
      SECTION 8.12.  Jurisdiction, Etc.  67
      SECTION 8.13.  Waiver of Jury Trial     67





                  Dated as of October 12, 1999


           CONSOLIDATED FREIGHTWAYS CORPORATION OF DELAWARE, a Delaware corporation (the "Borrower"), the banks, financial institutions and other institutional lenders listed on the signature pages hereof as Tranche A lenders (the "Initial Tranche A Lenders"), the banks, financial institutions and other institutional lenders listed on the signature pages hereof as Tranche B lenders (the "Initial Tranche B Lenders" and, together with the Initial Tranche A Lenders, the "Initial Lenders"), and ABN AMRO BANK N.V., a bank organized under the laws of the Netherlands ("ABN AMRO") as issuing bank (the "Issuing Bank") and agent (the "Administrative Agent") for the Lender Parties (as hereinafter defined), agree as follows:


                            ARTICLE I

                DEFINITIONS AND ACCOUNTING TERMS

           SECTION 1.01.  Certain Defined Terms.  As used in this
Agreement, the following terms shall have the following  meanings
(such meanings to be equally applicable to both the singular and plural forms of the terms defined):

          "Administrative Agent" has the meaning specified in the recitals of parties to this Agreement, and shall include any successor agent.

           "Administrative Agent's Account" means the account of the Administrative Agent maintained by the Administrative
     Agent at ABN AMRO Bank N.V. with its office in New York, New
     York.

          "Advance" means a Tranche A Revolving Credit Advance, a
     Tranche  B  Revolving Credit Advance or a Letter  of  Credit
     Advance.

           "Affiliate" means, as to any Person, any other Person that, directly or indirectly, controls, is controlled by or is under common control with such Person or is a director or officer of such Person.

           "Affiliate Guaranty" means the Guaranty Agreement, in substantially the form of Exhibit C hereto, to be executed by the Guarantors in favor of the Administrative Agent (as agent for itself and the other Lender Parties), as the same may be amended from time to time.

            "Agent-Related Persons" means ABN AMRO and any successor Administrative Agent arising under Section 7.09 and any successor Issuing Bank hereunder, together with their respective Affiliates, and the officers, directors, employees, agents and attorneys-in-fact of such Persons and Affiliates.

          "Applicable Lending Office" means, with respect to each Lender Party, such Lender Party's Domestic Lending Office in the case of a Base Rate Advance and such Lender Party's Eurodollar Lending Office in the case of a Eurodollar Rate Advance.

            "Applicable  Margin"  means,  as  of  any   date   of
     determination, a percentage per annum determined as set forth on Schedule II hereto.

           "Applicable Percentage" means, as of any date of determination, a percentage per annum determined as set forth on Schedule II hereto.

           "Assignment and Acceptance" means an assignment and acceptance entered into by a Lender Party and an Eligible
     Asssignee, and accepted by the Administrative Agent, in substantially the form of Exhibit F hereto.

          "Attorney Costs" means and includes all reasonable fees and services of any law firm or other external counsel.

           "Available Amount" of any Letter of Credit means, at any time, the maximum amount available to be drawn under such Letter of Credit at such time (assuming compliance at such time with all conditions to drawing).

           "BABC Agreement" means the Loan and Security Agreement dated as of November 27, 1996 among the Borrower, the other Loan Parties (as defined therein), the financial institutions party thereto, and BankAmerica Business Credit, Inc., as agent for such financial institutions ("BABC"), as the same has been amended to date.

           "Base Rate" means, for any period, a fluctuating interest rate per annum as shall be in effect from time to time which rate per annum shall at all times be equal to the higher of: (a) the rate of interest announced publicly by ABN AMRO at its office in Chicago, Illinois, from time to time, as its prime or base rate; and (b) 1/2 of one percent per annum above the Federal Funds Rate. Any change in the prime or base rate announced by ABN AMRO shall take effect at the opening of business on the day specified in the public announcement of such change. Such prime or base rate is determined as a means of pricing credit extensions to some customers and is not directly related to any external rate of interest or index, nor necessarily the lowest rate of interest charged at any given time for any particular class of customers.

           "Base Rate Advance" means an Advance that bears interest as provided in Section 2.07(a)(i).
           "Borrower's Designated Account" has the meaning set forth in Section 2.02(a).

           "Borrowing" means a borrowing consisting of Tranche  A
     Revolving  Credit  Advances or Tranche  B  Revolving  Credit
     Advances of the same Type made on the same day by the Lenders.

           "Business Day" means a day of the year on which banks are not required or authorized by law to close in New York, Chicago or San Francisco and, if the applicable Business Day relates to any Eurodollar Rate Advances, on which dealings in U.S. dollars are carried on in the London interbank market.

           "Capital Adequacy Regulation" means any guideline, request or directive of any central bank or other Governmental Authority, or any other law, rule or regulation, whether or not having the force of law, in each case, regarding capital adequacy of any bank or of any corporation controlling a bank.

           "Capital Lease" means any lease of Property by the Parent or any of its Subsidiaries which, in accordance with GAAP, is or should be capitalized on the Parent's or such Subsidiary's balance sheet, as the case may be, or for which the amount of the asset and liability thereunder, if so capitalized, should be disclosed in a footnote to such balance sheet.

           "Cash Equivalents" means: (a) direct obligations of the Government of the United States or any agency or instrumentality thereof or obligations unconditionally guaranteed by the full faith and credit of the Government of the United States, (b) money market funds with assets in excess of $1,000,000,000, (c) certificates of deposit ("CDs"), bankers acceptances, eurodollar CDs or Yankee CDs with (i) U.S. commercial banks with capital of at least $200,000,000 and a senior long-term dollar denominated debt rating of at least "A" by Moody's and S&P or (ii) foreign commercial banks with assets of at least $1,000,000,000 and a Thompson Bankwatch rating of at least TBW-1,
     (d) eurodollar time deposits with the Nassau or Cayman offshore branches of U.S. commercial banks with capital of at least $200,000,000 and a senior long-term dollar denominated debt rating of at least "A" by Moody's and S&P,
     (e) commercial paper rated at least "P2" by Moody's and "A2" by S&P, (f) medium term, fixed or floating rate notes in offerings of at least $100,000,000 with a maximum tenor of five years, issued by U.S. corporations with a senior long-term dollar denominated debt rating of at least "A" by Moody's and S&P, and (g) repurchase agreements, provided that (w) the market value of the collateral securing any such repurchase agreement must be equal to at least 102% of the repurchase value plus accrued interest, (x) the collateral (A) has a maturity of three years or less, (B) is issued by the Government of the United States or any agency or instrumentality thereof or U.S. commercial banks with capital of at least $200,000,000 and a senior long-term dollar denominated debt rating of at least "A" by Moody's and S&P and (C) has pricing information that is available on the Bloomberg Reporting Service, (y) must be executed with primary dealers listed by the New York Federal Reserve Board and rated at least "P1" by Moody's and "A1" by S&P, and
     (z) such collateral must be delivered to the Borrower's custodian.

           "Change of Control" means (a) the acquisition by any "person" or "group" (as such terms are used in Section 13d and 14(d)(2) of the Securities Exchange Act of 1934) (other than a Person who is not an Unrelated Person) of beneficial ownership (within the meaning of Rule 13d-3 of the Securities and Exchange Commission under the Securities Exchange Act of 1934) of 25% or more of the outstanding shares of voting stock of the Parent; or (b) during any period of 12 consecutive calendar months, commencing on or after the Effective Date, the ceasing of those individuals (the "Continuing Directors") who (i) were directors of the Parent on the first day of each such period or (ii) subsequently became directors of the Parent and whose initial election or initial nomination for election subsequent to that date was approved by a majority of the Continuing Directors then on the board of directors of the Parent to constitute a majority of the board of directors of the Parent.

           "CNF" means CNF Transportation, Inc., a Delaware corporation.

           "CNF  Note" means any promissory note payable  by  the
     Parent to CNF under the Tax Sharing Agreement and any substitute, replacement or refinancing of any such promissory note, whether such substitute, replacement or refinanced promissory note is to CNF or other Persons; provided that the Parent's obligations under any such promissory note are subordinated to its obligations under the Affiliate Guaranty and that the terms and conditions of such subordination may not be amended, supplemented or otherwise modified after the date hereof in a manner adverse to the interests of any of the Lender Parties.

            "Commitment"  means  a  Tranche  A  Revolving  Credit
     Commitment or a Tranche B Revolving Credit Commitment.

           "Confidential Information" means information that the Borrower furnishes to the Administrative Agent or any Lender Party, but does not include any such information that is or becomes generally available to the public other than as a result of actions or omissions of the Administrative Agent or any Lender Party or that is or becomes available to the Administrative Agent or such Lender from a source other than the Borrower.

           "Consolidated" refers to the consolidation of accounts in accordance with GAAP.

          "Consolidated EBIT" shall mean, for any period, the sum of (i) Consolidated Net Income of the Parent and its Subsidiaries, before total interest expense (whether cash or non-cash) and provisions for taxes based on income, and determined without giving effect to any extraordinary gains or losses but giving effect to gains or losses from sales of assets sold in the ordinary course of business plus (ii) an amount not in excess of $15,000,000 related to charges in connection with the Tax Sharing Agreement plus (iii) any non-cash charge incurred by the Parent and its Subsidiaries for the issuance of common shares under the Parent's restricted stock plan.

           "Consolidated EBITDAR" shall mean, for any period, Consolidated EBIT, adjusted by adding thereto the amount of all expenses for depreciation, amortization and Consolidated Rental Expenses that were deducted in determining Consolidated EBIT for such period.

           "Consolidated Funded Indebtedness" means, for any period, without duplication, the sum of (a) all short term Debt of the Parent and its Consolidated Subsidiaries (including the current maturities of long-term Debt) plus
     (b) all long-term Debt of the Parent and its Consolidated Subsidiaries, including obligations in respect of Capitalized Leases plus (c) the present value (using a discount rate of 10% per annum) of future payments under operating leases of the Parent and its Consolidated Subsidiaries with initial or remaining non-cancellable lease terms in excess of one year plus (d) the undrawn amount of all standby letters of credit issued for the account of the Parent and its Consolidated Subsidiaries, including any unpaid reimbursement obligations thereunder minus (e) in the event that the CNF Note is outstanding as of any date of determination, an amount equal to the lesser of (i) $40,000,000 and (ii) the outstanding principal amount of the CNF Note.

           "Consolidated Interest and Rental Expense" means, for any period, total interest expense (including amounts properly attributable to interest with respect to Capital Leases in accordance with GAAP, letter of credit costs, and amortization of debt discount and debt issuance costs) and Consolidated Rental Expense of the Parent and its Consolidated Subsidiaries for such period with respect to all outstanding Debt of the Parent and its Consolidated Subsidiaries, including without limitation all commissions, discounts and other fees and charges owed with respect to letters of credit and bankers' acceptance financing and net costs or benefits under interest rate protection agreements.

           "Consolidated Net Income" means, for any period, the net income of the Parent and its Consolidated Subsidiaries for such period determined in accordance with GAAP provided, however, that if the Parent shall have acquired the assets and business of any Person or any substantial part of the assets and business of any Person, any revenues and expenses properly attributable to such assets and business or part thereof prior to the date of such acquisition shall not be included in Consolidated Net Income.

           "Consolidated Rental Expense" means lease payments by the Parent and its Consolidated Subsidiaries under all leases having an initial non-cancellable lease term in excess of one year.

          "Consolidated Stockholders' Equity" means, with respect to any Person at any date, the Consolidated stockholders' equity of such Person, excluding any amounts attributable to mandatorily redeemable preferred stock.
           "Consolidated Subsidiary" means, as to any Person, at any date, any Subsidiary or other entity the accounts of which would be Consolidated with those of such Person in its Consolidated financial statements if such statements were prepared as of such date.

          "Consolidated Tangible Net Worth" means, for any Person at any date, the Consolidated Stockholders' Equity of such Person and its Consolidated Subsidiaries less goodwill and intangibles determined on a consolidated basis in accordance with GAAP.

           "Consolidated Total Assets" means, as of any date, the Consolidated total assets of the Parent and its Subsidiaries as of such date.

           "Convert," "Conversion" and "Converted" each refers to a conversion of Advances of one Type into Advances of the other Type pursuant to Section 2.08 or 2.09.

           "Debt"  of  any  Person  means,  without  duplication:
     (a) all obligations and liabilities of such Person in respect of borrowed money, (b) all obligations and liabilities of such Person in respect of Hedging Contracts,
     (c) all Obligations, (d) all obligations and liabilities of such Person secured by any Lien on the Property of such Person, even though such Person shall not have assumed or become liable for the payment thereof; provided, however, that all such obligations and liabilities which are limited in recourse to such Property shall be included in Debt only to the extent of the book value of such Property as would be shown on a balance sheet of such Person prepared in accordance with GAAP, (e) all obligations or liabilities created or arising under any Capital Lease or conditional sale or other title retention agreement with respect to
     Property used or acquired by a Person, even if the rights and remedies of the lessor, seller or lender thereunder are limited to repossession of such Property; provided, however, that all such obligations and liabilities which are limited in recourse to such Property shall be included in Debt only to the extent of the book value of such Property as would be shown on a balance sheet of such Person prepared in accordance with GAAP, and (f) all obligations and liabilities under any Guaranty of the foregoing.

           "Declining Tranche A Lender" has the meaning set forth in Section 2.05(c).

           "Declining Tranche B Lender" has the meaning set forth in Section 2.05(d).

           "Default" means any Event of Default or any event that would constitute an Event of Default but for the requirement that notice be given or time elapse or both.

           "Defaulting Lender" means at any time any Lender with respect to which a Lender Default is in effect at such time.

           "Designated Entity" means any entity identified by the Borrower to the Administrative Agent in a written notice delivered prior to the respective Investment in accordance with Section 5.02.

           "Domestic Lending Office" means, with respect to any Lender Party, the office of such Lender Party specified as its "Domestic Lending Office" opposite its name on
     Schedule I hereto or in the Assignment and Acceptance pursuant to which it became a Lender Party, or such other office of such Lender Party as such Lender Party may from time to time specify to the Borrower and the Administrative Agent.

            "Effective   Date"  has  the  meaning  specified   in
     Section 3.01.

            "Eligible Assignee" means (a) a commercial bank organized under the laws of the United States, or any state thereof, (b) a commercial bank organized under the laws of any other country which is a member of the Organization for Economic Cooperation and Development (the "OECD"), or a political subdivision of any such country, which is acting through a branch or agency located in the United States; which, in each case (under clauses (a) and (b) above) has a combined capital and surplus of at least two hundred million dollars ($200,000,000), (c) a Person that is primarily engaged in the business of commercial banking and that is
     (i) a Subsidiary of a Lender, (ii) a Subsidiary of a Person of which a Lender is a Subsidiary, or (iii) a Person of which a Lender is a Subsidiary, (d) any other Person which is a "qualified institutional buyer" (as defined in Rule
     144A of the Securities Act) which extends credit or buys loans as one of its businesses, including insurance companies, investment funds, mutual funds and lease financing companies, or (e) any Lender and any Affiliate of any Lender or, with respect to any Lender that is a fund that invests in loans, any other fund that invests in loans and is advised or managed by the same investment advisor as such Lender or by an Affiliate of such Lender.

           "Environmental Action" means any action, suit, demand, demand letter, claim, notice of non-compliance or violation, notice of liability or potential liability, investigation, proceeding, consent order or consent agreement relating in any way to any violation of an Environmental Law or arising from alleged injury or threat of injury to health, safety or the environment, including, without limitation, (a) by any governmental or regulatory authority for enforcement, cleanup, removal, response, remedial or other actions or damages and (b) by any governmental or regulatory authority or any third party for damages, contribution, indemnification, cost recovery, compensation or injunctive relief.

           "Environmental Law" means any federal, state, local or foreign statute, law, ordinance, rule, regulation, code, order, judgment, decree or judicial or agency interpretation, policy or guidance that has the force or effect of law relating to pollution or protection of the environment, health, safety or natural resources, including, without limitation, those relating to the use, handling, transportation, treatment, storage, disposal, release or discharge of Hazardous Materials.

           "Equity Interests" means, with respect to any Person, all of the shares of capital stock of (or other ownership or profit interests in) such Person, all of the warrants, options or other rights for the purchase or other acquisition from such Person of shares of capital stock of (or other ownership or profit interests in) such Person, all of the securities convertible into or exchangeable for shares of capital stock of (or other ownership or profit interests in) such Person or warrants, rights or options for the purchase or other acquisition from such Person of such shares (or such other interests), and all of the other ownership or profit interests in such Person (including, without limitation, partnership, member or trust interests therein), whether voting or nonvoting, and whether or not such shares, warrants, options, rights or other interests are authorized or otherwise existing on any date of determination.

           "ERISA"  means the Employee Retirement Income Security
     Act of 1974, as amended from time to time, and the regulations promulgated and rulings issued thereunder.

          "ERISA Affiliate" means any Person that for purposes of Title IV of ERISA is a member of the Borrower's controlled group, or under common control with the Borrower, within the meaning of Section 414 of the Internal Revenue Code.

           "ERISA Event" means (a) (i) the occurrence of a reportable event, within the meaning of Section 4043 of ERISA, with respect to any Plan unless the 30-day notice requirement with respect to such event has been waived by the PBGC, or (ii) the requirements of subsection (1) of
     Section 4043(b) of ERISA are met with respect to a contributing sponsor, as defined in Section 4001(a)(13) of ERISA, of a Plan, and an event described in paragraph (9),
     (10),  (11),  (12) or (13) of Section 4043(c)  of  ERISA  is
     reasonably expected to occur with respect to such Plan within the following 30 days but only if the PBGC has not waived the requirements of Section 4043(b) of ERISA with respect to a contributing sponsor; (b) the application for a minimum funding waiver with respect to a Plan; (c) the provision by the administrator of any Plan of a notice of intent to terminate such Plan in a distress termination pursuant to Section 4041(a)(2) of ERISA (including any such notice with respect to a plan amendment referred to in
     Section 4041(e) of ERISA); (d) the cessation of operations at a facility of the Borrower or any ERISA Affiliate in the circumstances described in Section 4062(e) of ERISA; (e) the withdrawal by the Borrower or any ERISA Affiliate from a Multiple Employer Plan during a plan year for which it was a substantial employer, as defined in Section 4001(a)(2) of ERISA; (f) the conditions for the imposition of a lien under
     Section 302(f) of ERISA shall have been met with respect to any Plan; (g) the adoption of an amendment to a Plan requiring the provision of security to such Plan pursuant to
     Section 307 of ERISA; or (h) the institution by the PBGC of proceedings to terminate a Plan pursuant to Section 4042 of ERISA, or the occurrence of any event or condition described in Section 4042 of ERISA that constitutes grounds for the termination of, or the appointment of a trustee to administer, a Plan.

           "Eurocurrency Liabilities" has the meaning assigned to that term in Regulation D of the FRB, as in effect from time to time.

           "Eurodollar Lending Office" means, with respect to any Lender Party, the office of such Lender Party specified as its "Eurodollar Lending Office" opposite its name on
     Schedule I hereto or in the Assignment and Acceptance pursuant to which it became a Lender Party (or, if no such office is specified, its Domestic Lending Office), or such other office of such Lender Party as such Lender Party may
     from   time  to  time  specify  to  the  Borrower  and   the
     Administrative Agent.

           "Eurodollar Rate" means, for any Interest Period for each Eurodollar Rate Advance comprising part of the same Borrowing, an interest rate per annum (rounded upward to the nearest 1/100th of 1%) equal to the rate for deposits in U.S. dollars for the period commencing on the first day of such Interest Period and ending on the last day of such Interest Period which appears on Telerate Page 3750 as of 11:00 A.M., London time, two Business Days prior to the beginning of such Interest Period. If at least two rates appear on such Telerate Page for such Interest Period, the "Eurodollar Rate" shall be the arithmetic mean of such rates. If the "Eurodollar Rate" cannot be determined in accordance with the immediately preceding sentences with respect to any Interest Period, the "Eurodollar Rate" with respect to each day during such Interest Period shall be determined by reference to such other publicly available service for displaying eurodollar rates as may be agreed upon by the Administrative Agent and the Borrower or, in the absence of such agreement, the "Eurodollar Rate" shall instead be the rate per annum equal to the arithmetic mean (rounded upwards to the nearest 1/100th of 1%) of the respective rates notified to the Administrative Agent by each of the Reference Lenders as the rate at which such Reference Lender is offered Dollar deposits at or about 11:00 A.M., San Francisco time, two Business Days prior to the beginning of such Interest Period in the interbank eurodollar market where the eurodollar and foreign currency and exchange operations in respect of its Eurodollar Rate Advances are then being conducted for delivery on the first day of such Interest Period for the number of days comprised therein and in an amount comparable to the amount of its Eurodollar Rate Advance to be outstanding during such Interest Period.

           "Eurodollar Rate Advance" means an Advance that bears interest as provided in Section 2.07(a)(ii).

           "Eurodollar Rate Reserve Percentage" of any Lender for any Interest Period for any Eurodollar Rate Advance means the reserve percentage applicable during such Interest Period (or if more than one such percentage shall be so applicable, the daily average of such percentages for those days in such Interest Period during which any such percentage shall be so applicable) under regulations issued from time to time by the FRB for determining the maximum reserve requirement (including, without limitation, any emergency, supplemental or other marginal reserve requirement) for such Lender with respect to liabilities or assets consisting of or including Eurocurrency Liabilities having a term equal to such Interest Period.

           "Events  of  Default"  has the  meaning  specified  in
     Section 6.01.

            "Facility"  means  the  Tranche  A  Revolving  Credit
     Facility or the Tranche B Revolving Credit Facility.

           "Federal Funds Rate" means, for any day, the rate set forth in the weekly statistical release designated as H.15(519), or any successor publication, published by the Federal Reserve Bank of New York (including any such successor, "H.15(519)") for such day opposite the caption "Federal Funds (Effective)"; or, if for any relevant day such rate is not yet published in H.15(519), the rate for such day will be the rate set forth in the daily statistical release designated as the Composite 3:30 P.M. Quotations for U.S. Government Securities, or any successor publication, published by the Federal Reserve Bank of New York (including any such successor, the "Composite 3:30 P.M. Quotation") for such day under the caption "Federal Funds Effective Rate." If on any relevant day the appropriate rate for such day is not yet published in either H.15(519) or the Composite 3:30 P.M. Quotations, the rate for such day will be the arithmetic mean of the rates for the last transaction in overnight Federal funds arranged prior to 9:00 A.M. (New York time) on that day by each of three leading brokers of Federal funds transactions in New York City selected by the Administrative Agent.

           "Fiscal Year" means the Borrower's fiscal year for financial accounting purposes. The current Fiscal Year of the Borrower will end on December 31, 1999.

           "FRB"  means  the Board of Governors  of  the  Federal
     Reserve System and any Governmental Authority succeeding to any of its principal functions.

           "Further Taxes" means any and all present or future taxes, levies, assessments, imposts, duties, deductions, fees, withholdings or similar charges (excluding net income taxes and franchise taxes), and all liabilities with respect thereto, imposed by any jurisdiction on account of amounts payable or paid pursuant to Section 2.14.

          "GAAP" has the meaning specified in Section 1.03.

            "Governmental Authority" means any nation or government, any state or other political subdivision thereof, any central bank (or similar monetary or regulatory authority) thereof, any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government, and any corporation or other entity owned or controlled, through stock or capital ownership or otherwise, by any of the foregoing.

          "Guarantor" means the Parent and each Subsidiary of the Borrower incorporated in any jurisdiction within the United States of America now existing or hereafter acquired or created and in each case having assets with a book value in excess of $10,000,000 or annual revenues in excess of $10,000,000.

           "Guaranty" means, with respect to any Person, all obligations of such Person which in any manner directly or indirectly guarantee or assure, or in effect guarantee or assure, the payment or performance of any indebtedness, dividend or other obligations of any other Person (the "guaranteed obligations"), or assure or in effect assure the holder of the guaranteed obligations against loss in respect thereof, including, without limitation, any such obligations incurred through an agreement, contingent or otherwise: (a) to purchase the guaranteed obligations or any property constituting security therefor, (b) to advance or supply funds for the purchase or payment of the guaranteed obligations or to maintain a working capital or other balance sheet condition, or (c) to lease property or to purchase any debt or equity securities or other property or services, but excluding the endorsement for collection of checks received in the ordinary course of business.

          "Hazardous Materials" means (a) petroleum and petroleum products, byproducts or breakdown products, radioactive materials, asbestos-containing materials, polychlorinated biphenyls and radon gas and (b) any other chemicals, materials or substances designated, classified or regulated as hazardous or toxic or as a pollutant or contaminant under any Environmental Law.

            "Hedging Contract" means any interest rate swap agreement, currency swap agreement, commodities swap agreement, equity option or put arrangement, cap, floor or collar agreement, insurance relating to the respective risk protection or other similar agreement or arrangement designed to provide such risk protection.

           "Indemnified Liabilities" has the meaning specified in
     Section 8.04.

          "Index Reference" has the meaning specified in Schedule
     II hereto.

           "Initial Lenders" has the meaning specified in the recital of parties to this Agreement.

           "Initial Tranche A Lenders" has the meaning specified in the recital of parties to this Agreement.

           "Initial Tranche B Lenders" has the meaning specified in the recital of parties to this Agreement.
           "Insufficiency" means, with respect to any Plan, the amount, if any, of its unfunded benefit liabilities, as defined in Section 4001(a)(18) of ERISA.

           "Interest  Period" means,  as to any  Eurodollar  Rate
     Advance, the period commencing on the date of such Eurodollar Rate Advance or on the date of Conversion of any Base Rate Advance into such Eurodollar Rate Advance, and ending on the date one, two, three or six months thereafter as selected by the Borrower in its Notice of Borrowing or notice of Conversion and, thereafter, each subsequent period commencing on the last day of the immediately preceding Interest Period and ending on the last day of the period selected by the Borrower pursuant to the provisions below;

          provided that:

               (i) if any Interest Period would otherwise end on a day that is not a Business Day, that Interest Period shall be extended to the following Business Day unless the result of such extension would be to carry such Interest Period into another calendar month, in which event such Interest Period shall end on the preceding Business Day;

                (ii) any Interest Period that begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last Business Day of the calendar month at the end of such Interest Period;

                (iii) no Interest Period in respect of a Tranche A Revolving Credit Advance shall end after the Tranche A Termination Date and no Interest Period in respect of a Tranche B Revolving Credit Advance shall end after the Tranche B Termination Date;

                (iv) Interest Periods commencing on the same date for Eurodollar Rate Advances comprising part of the same Borrowing shall be of the same duration; and

                (v) there shall not be more than 10 Interest Periods applicable to the Tranche A Revolving Credit Advances at any one time, and there shall not be more than 10 Interest Periods applicable to the Tranche B Revolving Credit Advances at any one time.

          "Internal Revenue Code" means the Internal Revenue Code of 1986, as amended from time to time, and the regulations promulgated and rulings issued thereunder.

           "Investment" in any Person, means any loan or advance to such Person, any purchase or other acquisition of any capital stock or other ownership or profit interest, warrants, rights, options, obligations or other securities of such Person, any capital contribution to such Person or any other investment in such Person, and any Guaranty in respect of obligations of such Person.

          "Issuing Bank" has the meaning specified in the recital of parties to this Agreement and shall include any successor thereto.

           "L/C Amendment Application" means an application form for amendment of outstanding Letters of Credit as shall at any time be in use at the Issuing Bank, as the Issuing Bank shall request.

           "L/C Cash Collateral Account" means a cash collateral account to be established and maintained by the Administrative Agent, over which the Administrative Agent shall have sole dominion and control, upon terms as may be satisfactory to the Administrative Agent.

           "L/C  Related Documents" has the meaning specified  in
     Section 2.06(c)(ii)(A).

          "Lender Default" means (i) the failure of any Lender to make any Advance it is obligated to make under the terms of this Agreement, or (ii) the appointment of a receiver or conservator with respect to such Lender at the direction or request of any regulatory agency or authority.

          "Lender Party" means any Lender and the Issuing Bank.

          "Lender" means each Tranche A Lender and each Tranche B
     Lender.

          "Letter of Credit Advance" means an advance made by the Issuing Bank or any Lender pursuant to Section 2.03(b).

           "Letter of Credit Agreement" has the meaning specified in Section 2.03(a).

           "Letters  of  Credit"  has the  meaning  specified  in
     Section 2.01(c).

          "Lien" means: (a) any interest in Property securing an obligation owed to, or a claim by, a Person other than the owner of such Property, whether such interest is based on common law, statute, or contract, and including without limitation, a security interest, charge, claim, or lien arising from a mortgage, deed of trust, encumbrance, pledge, hypothecation, assignment, deposit arrangement, agreement, security agreement, conditional sale or trust receipt or a lease, consignment or bailment for security purposes (but excluding any lease, consignment or bailment which is not for security purposes) and (b) to the extent not included in clause (a), any reservation, exception, encroachment, easement, right-of-way, covenant, condition, restriction, lease or other title exception or encumbrance affecting Property.

           "Loan Documents" means this Agreement, the Notes, if any, each L/C Related Document, and the Affiliate Guaranty in each case as amended, supplemented or otherwise modified from time to time.

          "Loan Party" means the Borrower and each Guarantor.

           "Margin Stock" means "margin stock" as such term is defined in Regulation T, U or X of the Federal Reserve
     Board.

           "Material Adverse Change" means any material adverse change in the business, condition (financial or otherwise), operations, performance or properties of the Borrower or the Parent and its Subsidiaries taken as a whole.

           "Material Adverse Effect" means a material adverse effect on (a) the business, condition (financial or otherwise), operations, performance or properties of the Borrower or the Parent and its Subsidiaries taken as a whole, (b) the legality, validity, binding effect, or enforceability of any Loan Document or (c) the ability of any Loan Party to perform its obligations in any material respect under any Loan Document.

          "Moody's" means Moody's Investors Service, Inc.

           "Multiemployer Plan" means a multiemployer plan, as defined in Section 4001(a)(3) of ERISA, to which the Borrower or any ERISA Affiliate is making or accruing an obligation to make contributions, or has within any of the preceding five plan years made or accrued an obligation to make contributions.

           "Multiple Employer Plan" means a single employer plan, as defined in Section 4001(a)(15) of ERISA, that (a) is maintained for employees of the Borrower or any ERISA Affiliate and at least one Person other than the Borrower and the ERISA Affiliates or (b) was so maintained and in respect of which the Borrower or any ERISA Affiliate could have liability under Section 4064 or 4069 of ERISA in the event such plan has been or were to be terminated.

           "Net Cash Proceeds" means, with respect to the sale or issuance of any Equity Interests in any Person, the aggregate amount of cash received from time to time (whether as initial consideration or through payment or disposition of deferred consideration) by or on behalf of such Person for its own account in connection with any such transaction, after deducting therefrom (without duplication) only reasonable and customary underwriting fees and discounts, legal fees, accounting fees and other similar fees and reasonable and customary printing expenses and, to the extent, but only to the extent, that the amounts so deducted are actually paid (i) at the time of the receipt of such cash or (ii) if later, within 30 days after the consummation of such transaction (based on such Person's reasonable estimate  of  the  aggregate amount of all  such  discounts, fees, costs and expenses therefor at the time of the consummation of such transaction); provided, however, that, notwithstanding any of the foregoing provisions of this definition, (A) any and all amounts so deducted by any such Person pursuant to this definition shall be properly attributable to the transaction and shall be payable solely to one or more Persons that are not Affiliates of such Person or of any of the Loan Parties or any Affiliate of any of the Loan Parties and (B) if, at the time any of the discounts, fees, costs or expenses referred to in this definition are actually paid or otherwise satisfied, the reserve therefor or the amount otherwise retained by such Person for the payment or satisfaction thereof exceeds the amount so paid or otherwise satisfied, then the amount of such excess reserve or retained amount, as the case may be, shall constitute "Net Cash Proceeds" on and as of the date of such payment or other satisfaction for all purposes of this Agreement.

          "Note" has the meaning specified in Section 2.18.

           "Notice  of  Borrowing" has the meaning  specified  in
     Section 2.02.

           "Obligations" means all present and future loans, advances, liabilities, obligations, covenants, duties, and debts owing by any Loan Party to the Administrative Agent and/or any Lender Party, arising under or pursuant to this Agreement or any of the other Loan Documents, whether or not evidenced by any note, or other instrument or document, whether arising from an extension of credit, opening of a letter of credit, acceptance, loan, guaranty, indemnification or otherwise, whether direct or indirect (including, without limitation, those acquired by assignment from others, and any participation by the Administrative
     Agent and/or any Lender Party in such Loan Party's debts owing to others), absolute or contingent, due or to become due, primary or secondary, as principal or guarantor, and including, without limitation, all principal, interest, charges, expenses, fees, attorneys' fees, filing fees and any other sums chargeable to such Loan Party hereunder or under any of the other Loan Documents. "Obligations" includes, without limitation, all debts, liabilities, and obligations now or hereafter owing from any Loan Party to the Administrative Agent and/or any Lender Party under or in connection with the Letters of Credit.

           "Other Taxes" means any present or future stamp, court or documentary taxes or any other excise or property taxes, charges or similar levies which arise from any payment made hereunder or from the execution, delivery, performance, enforcement or registration of, or otherwise with respect to, this Agreement or any other Loan Documents.

           "Parent" means Consolidated Freightways Corporation, the sole shareholder of the Borrower.
           "PBGC"  means the Pension Benefit Guaranty Corporation
     (or any successor).

          "Permitted Liens" means:

               (a)  Liens for taxes not delinquent;

                (b) statutory Liens for taxes in an aggregate amount not to exceed $5,000,000 at any time provided that the payment of such taxes which are due and payable is being contested in good faith and by appropriate proceedings diligently pursued and as to which adequate financial reserves have been established on a Loan Party's books and records and a stay of enforcement of any such Lien is in effect;

                 (c) deposits under worker's compensation, unemployment insurance, social security and other similar laws, or to secure the performance of bids, tenders or contracts (other than for the repayment of borrowed money) or to secure indemnity, performance or other similar bonds for the performance of bids, tenders or contracts (other than for the repayment of borrowed money) or to secure statutory obligations (other than Liens arising under ERISA or Liens in favor of any Governmental Authority for any liability under any Environmental Laws or for any damages arising from or costs incurred by such Governmental Authority in connection with, any Environmental Action) or surety or appeal bonds, or to secure indemnity, performance or other similar bonds in the ordinary course of business;

                (d) Liens securing the claims or demands of materialmen, mechanics, carriers, warehousemen, landlords and other like Persons, provided that the payment thereof is not at the time required by Section 5.01(f);

                 (e) reservations, exceptions, encroachments, easements, rights of way, covenants running with the land, and other similar title exceptions or encumbrances affecting any real estate in which the respective Loan Party has an interest; provided that they do not in the aggregate materially detract from the value of such real estate or materially interfere with its use in the ordinary conduct of such Loan Party's business;

                (f) judgment and other similar Liens arising in connection with court proceedings, provided that (i) the existence of such Liens is being contested in good faith and by proper proceedings diligently pursued, (ii) reserves or other appropriate provision, if any, as are required by GAAP have been made therefor, (iii) a stay of enforcement of any such Liens is in effect, and (iv) the existence of any judgment or court proceedings upon which such Liens are based does not otherwise constitute an Event of Default hereunder;

                (g) Liens in existence on the date of this Agreement which are set forth in Schedule III hereto; and
                (h) Liens upon or in any property acquired or held by any Loan Party to secure the purchase price or construction costs (and, to the extent financed, sales and excise taxes, delivery and installation costs and other related expenses) of such property or to secure indebtedness incurred solely for the purpose of financing or refinancing the acquisition or construction of any such property to be subject to such Liens, or Liens existing on any such property at the time of acquisition, or extensions, renewals or replacements of any of the foregoing for the same or a lesser amount, provided that such Lien is established within thirty days of the acquisition of said property or expenditure of said construction costs, and provided, further, that no such Lien shall extend to or cover any property other than the property being acquired and no such extension, renewal or replacement shall extend to or cover any property not theretofore subject to the Lien being extended, renewed or replaced, and provided, further, that the incurrence of any Debt secured by the Liens permitted by this clause (h) shall not exceed the amount then allowed under any of the covenants set forth in Section 5.03.

           "Person" means an individual, partnership, corporation (including a business trust), joint stock company, trust, unincorporated association, joint venture, limited liability company or other entity, or a government or any political subdivision or agency thereof.

           "Plan"  means  a Single Employer Plan  or  a  Multiple
     Employer Plan.

           "Pricing Index" has the meaning specified in  Schedule
     II hereto.

           "Property" means any interest in any kind of property or asset, whether real, personal or mixed, or tangible or intangible.

           "Pro Rata Share" means, as to any Lender at any time, the percentage equivalent at such time of such Lender's Tranche B Revolving Credit Commitment divided by the aggregate Tranche B Revolving Credit Commitments, or, if the Tranche B Revolving Credit Commitments have expired or been terminated, the percentage equivalent at such time of the outstanding amount of such Lender's Tranche B Revolving Credit Advances divided by the aggregate outstanding amount of all Tranche B Revolving Credit Advances.

           "Real Estate" means all of the present and future interests of any Person, as owner, lessee, or otherwise, in real property, including, without limitation, any interest arising from an option to purchase or lease any such real property.

           "Reference Lenders" means ABN AMRO Bank N.V. and  Bank
     One, NA or each such other Lender Party as may be agreed by the Borrower and the Administrative Agent from time to time.

             "Register"    has   the   meaning    specified    in
     Section 8.07(d).
          "Request for Letter of Credit Issuance" has the meaning specified in Section 2.03(a).

           "Required Lenders" means at any time Lenders owed at least a majority in interest of the then aggregate unpaid principal amount of the Advances owing to Lenders, or, if no such principal amount is then outstanding, Lenders having at least a majority in interest of the Commitments.

           "Required Tranche B Lenders" means at any time Tranche B Lenders owed at least a majority in interest of the then aggregate unpaid principal amount of the Tranche B Revolving Credit Advances owing to Tranche B Lenders, or, if no such principal amount is then outstanding, Tranche B Lenders having at least a majority in interest of the Tranche B Revolving Credit Commitments.

            "Responsible  Officer"  means  the  chief   financial
     officer, treasurer or controller of the respective Person.

           "S&P" means Standard & Poor's Ratings Services, a division of The McGraw-Hill Companies, Inc.

           "Securities Act" means the Securities Act of 1933, as amended, or any successor Federal statute, and the rules and regulations of the Securities and Exchange Commission promulgated thereunder, all as the same shall be in effect from time to time.

          "Single Employer Plan" means a single employer plan, as defined in Section 4001(a)(15) of ERISA, that (a) is maintained for employees of the Borrower or any ERISA Affiliate and no Person other than the Borrower and the ERISA Affiliates or (b) was so maintained and in respect of which the Borrower or any ERISA Affiliate could have liability under Section 4069 of ERISA in the event such plan has been or were to be terminated.

           "Subordinated Debt" means any Debt that is subordinate in right of payment to the Obligations, including, without limitation, the CNF Note.

           "Subsidiary" of any Person means any corporation, partnership, joint venture, limited liability company, trust or estate of which (or in which) more than 50% of (a) the issued and outstanding capital stock having ordinary voting power to elect a majority of the Board of Directors of such corporation (irrespective of whether at the time capital stock of any other class or classes of such corporation shall or might have voting power upon the occurrence of any contingency), (b) the interest in the capital or profits of such limited liability company, partnership or joint venture or (c) the beneficial interest in such trust or estate is at the time directly or indirectly owned or controlled by such Person, by such Person and one or more of its other
     Subsidiaries or by one or more of such Person's other Subsidiaries; provided that the term "Subsidiary" shall not include any Designated Entity that would otherwise have constituted a Subsidiary hereunder.

           "Taxes" means any and all present or future taxes, levies, assessments, imposts, duties, deductions, fees, withholdings or similar charges, and all liabilities with respect thereto, excluding, in the case of each Lender Party and the Administrative Agent, respectively, taxes imposed on or measured by its overall net income by the jurisdiction (or any political subdivision thereof) under the laws of which such Lender Party or the Administrative Agent, as the case may be, is organized and, in the case of each Lender Party, where an Applicable Lending Office is maintained.

           "Tax Sharing Agreement" means that certain Tax Sharing
     Agreement dated December 2, 1996 between the Parent and CNF, as it may be amended from time to time.

           "Tranche A Lenders" means, at any time, any of the Lenders that has a Tranche A Revolving Credit Commitment or any outstanding Tranche A Revolving Credit Advance at such time.

           "Tranche A Revolving Credit Advance" has the meaning specified in Section 2.01(a).

           "Tranche A Revolving Credit Commitment" means, with respect to any Tranche A Lender at any time, the amount set forth opposite such Tranche A Lender's name on Schedule I hereto under the caption "Tranche A Revolving Credit Commitment" or, if such Tranche A Lender has entered into one or more Assignments and Acceptances, set forth for such Tranche A Lender in the Register maintained by the Administrative Agent pursuant to Section 8.07(d) as such Tranche A Lender's "Tranche A Revolving Credit Commitment," as such amount may be reduced at or prior to such time pursuant to Section 2.05.

           "Tranche A Revolving Credit Facility" means, at any time, the aggregate amount of the Lenders' Tranche A
     Revolving Credit Commitments at such time.

          "Tranche A Termination Date" means October 10, 2000, as such date may be extended pursuant to Section 2.05(c), or the earlier date of termination in whole of the Tranche A Revolving Credit Commitments pursuant to Section 2.05 or 6.01.

           "Tranche B Lenders" means, at any time, any of the Lenders that has a Tranche B Revolving Credit Commitment or any outstanding Tranche B Revolving Credit Advance at such time.

           "Tranche B Revolving Credit Advance" has the meaning specified in Section 2.01(b).

           "Tranche B Revolving Credit Commitment" means, with respect to any Tranche B Lender at any time, the amount set forth opposite such Tranche B Lender's name on Schedule I hereto under the caption "Tranche B Revolving Credit Commitment" or, if such Tranche B Lender has entered into one or more Assignments and Acceptances, set forth for such Tranche B Lender in the Register maintained by the Administrative Agent pursuant to Section 8.07(d) as such Tranche B Lender's "Tranche B Revolving Credit Commitment," as such amount may be reduced at or prior to such time pursuant to Section 2.05.

           "Tranche B Revolving Credit Facility" means, at any time, the aggregate amount of the Tranche B Lenders' Tranche
     B Revolving Credit Commitments at such time.

          "Tranche B Termination Date" means October 11, 2002, as such date may be extended pursuant to Section 2.05(d), or the earlier date of termination in whole of the Tranche B Revolving Credit Commitments pursuant to Section 2.05 or 6.01.

           "Type" refers to the distinction between Advances bearing interest at the Base Rate and Advances bearing interest at the Eurodollar Rate.

           "Unrelated Person" means any Person other than (a) a Subsidiary of the Parent or (b) an employee stock ownership plan or other employee benefit plan covering the employees of the Parent or its Subsidiaries.

           "Unused Tranche A Revolving Credit Commitment" means, with respect to any Tranche A Lender at any time,

                     (a)   such  Tranche  A  Lender's  Tranche  A
          Revolving Credit Commitment at such time minus

                     (b)   the aggregate principal amount of  all
          Tranche  A  Revolving  Credit  Advances  made  by  such
          Tranche A Lender, in each case in its capacity as a Tranche A Lender, and outstanding at such time.

           "Unused Tranche B Revolving Credit Commitment" means, with respect to any Tranche B Lender at any time,

                     (a)   such  Tranche  B  Lender's  Tranche  B
          Revolving Credit Commitment at such time minus

                     (b)   the sum of (i) the aggregate principal
          amount of all Tranche B Revolving Credit Advances made by such Tranche B Lender and outstanding at such time, plus (ii) such Tranche B Lender's Pro Rata Share of (A) the aggregate Available Amount of all Letters of Credit outstanding at such time and (B) the aggregate principal amount of all Letter of Credit Advances made by the Issuing Bank pursuant to Section 2.03(b) and outstanding at such time other than any such Letter of Credit Advance which, at or prior to such time, has been assigned in part to such Tranche B Lender pursuant to Section 2.03(b).

            "Utilization   Fee"  means,  as  of   any   date   of
     determination, a percentage per annum determined as set forth on Schedule II hereto.

          "Voting Interests" means shares of capital stock issued by a corporation, or equivalent interests in any other Person, the holders of which are ordinarily, in the absence of contingencies, entitled to vote for the election of directors (or persons performing similar functions) of such Person, even if the right so to vote has been suspended by the happening of such a contingency.

           "Withdrawal  Liability" has the meaning  specified  in
     Part I of Subtitle E of Title IV of ERISA.

           "Year  2000  Compliant" has the meaning  specified  in
     Section 4.01(j).

           "Year  2000  Problem"  has the  meaning  specified  in
     Section 4.01(j).

           SECTION 1.02. Computation of Time Periods. In this Agreement in the computation of periods of time from a specified date to a later specified date, the word "from" means "from and including" and the words "to" and "until" each mean "to but excluding."

           SECTION 1.03. Accounting Terms. Unless the context otherwise clearly requires, all accounting terms not expressly defined herein shall be construed, and all financial computations required under this Agreement shall be made, in accordance with generally accepted accounting principles consistent with those applied in the preparation of financial statements referred to in
Section 4.01(e) ("GAAP"). If GAAP changes during the term of this Agreement such that any covenants contained herein would then be calculated in a different manner or with different components, the Borrower, the Lender Parties and the Administrative Agent agree to negotiate in good faith to amend this Agreement in such respects as are necessary to conform those covenants as criteria for evaluating the Borrower's financial condition to substantially the same criteria as were effective prior to such change in GAAP; provided, however, that, until the Borrower, the Lender Parties and the Administrative Agent have so amended this Agreement, all such covenants shall be calculated in accordance with GAAP as in effect immediately prior to such change.

          SECTION 1.04. Other Interpretive Provisions. (a) The meanings of defined terms are equally applicable to the singular and plural forms of the defined terms.

      (b) The words "hereof," "herein," "hereunder" and similar words refer to this Agreement as a whole and not to any particular provision of this Agreement; and subsection, Section, Schedule and Exhibit references are to this Agreement unless otherwise specified.

      (c)        The  term "including" is not limiting and  means
"including without limitation."

      (d) In the computation of periods of time from a specified date to a later specified date, the word "from" means "from and including" the words "to" and "until" each mean "to but excluding," and the word "through" means "to and including."

      (e) "issue" means, with respect to any Letter of Credit, to issue or to extend the expiry of, or to renew or increase the amount, or otherwise amend to change any other term of, such Letter of Credit; and the terms "issued," "issuing" and "issuance" have corresponding meanings.

      (f) The captions and headings of this Agreement are for convenience of reference only and shall not affect the interpretation of this Agreement.


                           ARTICLE II

                AMOUNTS AND TERMS OF THE ADVANCES

           SECTION 2.01. The Advances. (a) Tranche A Revolving Credit Advances. Each Tranche A Lender severally agrees, on the terms and conditions hereinafter set forth, to make advances
(each a "Tranche A Revolving Credit Advance") to the Borrower from time to time on any Business Day during the period from the Effective Date until the Tranche A Termination Date in an aggregate amount for each such Advance not to exceed such Tranche A Lender's Unused Tranche A Revolving Credit Commitment at such time. Each Borrowing shall be in an aggregate amount of $2,000,000 or an integral multiple of $1,000,000 in excess thereof and shall consist of Advances of the same Type made on the same day by the Tranche A Lenders ratably according to their respective Tranche A Revolving Credit Commitments. Within the limits of each Tranche A Lender's Tranche A Revolving Credit Commitment, the Borrower may borrow under this Section 2.01(a), prepay pursuant to Section 2.10 and reborrow under this
Section 2.01(a).

      (b) Tranche B Revolving Credit Advances. Each Tranche B Lender severally agrees, on the terms and conditions hereinafter set forth, to make advances (each a "Tranche B Revolving Credit Advance") to the Borrower from time to time on any Business Day during the period from the Effective Date until the Tranche B Termination Date in an aggregate amount for each such Advance not to exceed such Tranche B Lender's Unused Tranche B Revolving Credit Commitment at such time. Each Borrowing shall be in an aggregate amount of $2,000,000 or an integral multiple of $1,000,000 in excess thereof and shall consist of Advances of the same Type made on the same day by the Tranche B Lenders ratably according to their respective Tranche B Revolving Credit Commitments. Within the limits of each Tranche B Lender's Tranche B Revolving Credit Commitment, the Borrower may borrow under this Section 2.01(b), prepay pursuant to Section 2.10 and reborrow under this Section 2.01(b).

      (c) Letters of Credit. The Issuing Bank agrees, on the terms and conditions hereinafter set forth and subject to such other terms as the Issuing Bank may separately and mutually agree with the Borrower, to issue letters of credit (the "Letters of Credit") for the account of the Borrower from time to time on any Business Day during the period from the Effective Date until 90 days before the Tranche B Termination Date in an aggregate Available Amount for all Letters of Credit issued by the Issuing Bank not to exceed at any time the aggregate Unused Tranche B
Revolving Credit Commitment at such time. No Letter of Credit shall have an expiration date (including all rights of the Borrower or the beneficiary to require renewal) later than the Tranche B Termination Date. Subject to the limits referred to above, the Borrower may request the issuance of Letters of Credit under this Section 2.01(c), repay any Letter of Credit Advances resulting from drawings thereunder pursuant to Sections 2.03(b) and 2.10 and request the issuance of additional Letters of Credit under this Section 2.01(c). Each Letter of Credit issued pursuant to this Section 2.01(c) shall, effective upon its issuance and without further action, be issued on behalf of all Tranche B Lenders (including the Issuing Bank) according to their respective Pro Rata Shares. Each Tranche B Lender shall, to the extent of its Pro Rata Share, be deemed irrevocably to have participated in the issuance of such Letter of Credit and shall reimburse the Issuing Bank promptly for Letter of Credit Advances in accordance with Section 2.03.

            SECTION  2.02.   Making  the  Advances.   (a)    Each
Borrowing shall be made on notice, received not later than 10:00 A.M. (San Francisco time) on the third Business Day prior to the date of the proposed Borrowing in the case of a Borrowing consisting of Eurodollar Rate Advances, or not later than 10:00 A.M. (San Francisco time) on the date of the proposed Borrowing in the case of a Borrowing consisting of Base Rate Advances, by the Administrative Agent, which shall give to each Lender prompt notice thereof by telecopier. Each such notice of a Borrowing (a "Notice of Borrowing") shall be by telephone, confirmed promptly in writing, or telecopier, in substantially the form of Exhibit B-1 hereto, specifying therein the requested (i) date of such
Borrowing, (ii) Tranche and Type of Advances comprising such Borrowing, (iii) aggregate amount of such Borrowing, (iv) in the case of a Borrowing consisting of Eurodollar Rate Advances, initial Interest Period for each such Advance and (v) the Borrower's deposit account into which funds for such Advance are
to  be  deposited  (the "Borrower's Designated  Account").   Each
Lender shall, before 11:00 A.M. (San Francisco time) on the date of such Borrowing, make available for the account of its
Applicable Lending Office to the Administrative Agent at the Administrative Agent's Account, in same day funds, such Lender's
ratable  portion  of  such  Borrowing  in  accordance  with   the
respective Commitments under the applicable Facility of such Lender and the other Lenders. After the Administrative Agent's receipt of such funds and upon fulfillment of the applicable conditions set forth in Article III, the Administrative Agent will make such funds available to the Borrower in the Borrower's Designated Account selected by the Borrower in the applicable Notice of Borrowing; provided, however, that, in the case of any Tranche A Revolving Credit Advance or Tranche B Revolving Credit Advance, the Administrative Agent shall first make a portion of such funds equal to the aggregate principal amount of any Letter of Credit Advances made by the Issuing Bank and by any other Tranche B Lender and outstanding on the date of such Tranche A Revolving Credit Advance or Tranche B Revolving Credit Advance, as applicable, plus interest accrued and unpaid thereon to and as of such date, available to the Issuing Bank, and such other Tranche B Lenders for repayment of such Letters of Credit Advances.

      (b) Anything in subsection (a) above to the contrary notwithstanding, the Borrower may not select Eurodollar Rate Advances for the initial Borrowing hereunder (if the initial Borrowing occurs on, or within 3 Business Days after, the Effective Date) or for any Borrowing if the aggregate amount of such Borrowing is less than $2,000,000 or if the obligation of the Lenders to make Eurodollar Rate Advances shall then be suspended pursuant to Section 2.08 or 2.12.

      (c) Each Notice of Borrowing shall be irrevocable and binding on the Borrower. In the case of any Borrowing that the related Notice of Borrowing specifies is to be comprised of Eurodollar Rate Advances, the Borrower shall indemnify each Lender against any loss, cost or expense incurred by such Lender as a result of any failure to fulfill on or before the date specified in such Notice of Borrowing for such Borrowing the applicable conditions set forth in Article III, including, without limitation, any actual loss, cost or expense incurred by reason of the liquidation or reemployment of deposits or other funds acquired by such Lender to fund the Advance to be made by such Lender as part of such Borrowing when such Advance, as a result of such failure, is not made on such date.

      (d) Unless the Administrative Agent shall have received notice from a Lender prior to the date of any Borrowing that such Lender will not make available to the Administrative Agent such Lender's ratable portion of such Borrowing, the Administrative Agent may assume that such Lender has made such portion available to the Administrative Agent on the date of such Borrowing in accordance with subsection (a) of this Section 2.02 and the Administrative Agent may, in reliance upon such assumption, make available to the Borrower on such date a corresponding amount. If and to the extent that such Lender shall not have so made such ratable portion available to the Administrative Agent, such Lender and the Borrower severally agree to repay to the Administrative Agent forthwith on demand such corresponding amount together with interest thereon, for each day from the date such amount is made available to the Borrower until the date such amount is repaid to the Administrative Agent, at (i) in the case of the Borrower, the interest rate applicable at the time to Advances comprising such Borrowing (and such interest shall be in lieu of, and not in addition to, interest otherwise owed by the Borrower in respect of such corresponding amount in accordance with Section 2.07(a) hereof) and (ii) in the case of such Lender, the Federal Funds Rate. If such Lender shall repay to the Administrative Agent such corresponding amount, such amount so repaid shall constitute such Lender's Advance as part of such Borrowing for purposes of this Agreement and the Borrower's obligation to make repayment in respect thereof shall terminate.

      (e) The failure of any Lender to make the Advance to be made by it as part of any Borrowing shall not relieve any other Lender of its obligation, if any, hereunder to make its Advance on the date of such Borrowing, but no Lender shall be responsible for the failure of any other Lender to make the Advance to be made by such other Lender on the date of any Borrowing.

           SECTION 2.03. Issuance of and Drawings Under Letters of Credit. (a) Request for Issuance. Each Letter of Credit shall be issued upon notice, received not later than 11:00 A.M. (San Francisco time) on the third Business Day prior to the date of the proposed issuance of such Letter of Credit, by the Issuing Bank with a copy to the Administrative Agent. Each notice of issuance of a Letter of Credit (a "Request for Letter of Credit Issuance") shall be by telephone, confirmed promptly in writing, or telecopier, in substantially the form of Exhibit B-2 hereto, specifying therein the requested (A) date of such issuance (which shall be a Business Day), (B) Available Amount of such Letter of Credit, (C) expiration date of such Letter of Credit (which, subject to Section 2.01 (c), shall be no later than one year from the date of such issuance), (D) name and address of the beneficiary of such Letter of Credit, and (E) form of such Letter of Credit, and shall be accompanied by such application and agreement for letter of credit as the Issuing Bank may specify to the Borrower for use in connection with such requested Letter of Credit (a "Letter of Credit Agreement"). If (x) the requested form of such Letter of Credit is acceptable to the Issuing Bank in its sole discretion and (y) it has not received written notice from the Administrative Agent or the Required Tranche B Lenders that the conditions to issuing such Letter of Credit have not been satisfied or duly waived, the Issuing Bank will, upon fulfillment of the applicable conditions set forth in Article III, make such Letter of Credit available to the Borrower at the office of the Issuing Bank referred to in Section 8.02 or as otherwise agreed with the Borrower in connection with such issuance. In the event and to the extent that the provisions of any Letter of Credit Agreement shall conflict with this Agreement, the provisions of this Agreement shall govern.

      (b) Drawing. The payment by the Issuing Bank of a demand for payment under any Letter of Credit shall constitute for all purposes of this Agreement the making by the Issuing Bank of a Letter of Credit Advance, which shall be a Base Rate Advance, in the amount of such demand. Upon written demand by the Issuing Bank, with a copy of such demand to the Administrative Agent, each Tranche B Lender shall purchase from the Issuing Bank, and the Issuing Bank shall sell and assign to each such Tranche B Lender, such Tranche B Lender's Pro Rata Share of such outstanding Letter of Credit Advance as of the date of such purchase, by making available for the account of its Applicable Lending Office to the Administrative Agent for the account of the Issuing Bank, by deposit to the Administrative Agent's Account, in same day funds, an amount equal to the portion of the outstanding principal amount of such Letter of Credit Advance to be purchased by such Tranche B Lender. Promptly after receipt thereof, the Administrative Agent shall transfer such funds to the Issuing Bank. The Borrower hereby agrees to each such sale and assignment. Each Tranche B Lender agrees to purchase its Pro Rata Share of an outstanding Letter of Credit Advance on (i) the Business Day on which demand therefor is made by the Issuing Bank, provided notice of such demand is given not later than 11:00 A.M. (San Francisco time) on such Business Day or (ii) the first Business Day next succeeding such demand if notice of such demand is given after such time. Upon any such assignment by the Issuing Bank to any other Tranche B Lender of a portion of a Letter of Credit Advance, the Issuing Bank represents and warrants to such other Tranche B Lender that the Issuing Bank is the legal and beneficial owner of such interest being assigned by it, free and clear of any liens, but makes no other representation or warranty and assumes no responsibility with respect to such Letter of Credit Advance or the Loan Documents. If and to the extent that any Tranche B Lender shall not have so made the amount of such Letter of Credit Advance available to the Administrative Agent, such Tranche B Lender agrees to pay to the Administrative Agent forthwith on demand such amount together with interest thereon, for each day from the date of demand by the Issuing Bank until the date such amount is paid to the Administrative Agent, at the Federal Funds Rate for its account or the account of the Issuing Bank, as applicable. If such
Tranche B Lender shall pay to the Administrative Agent such amount for the account of the Issuing Bank on any Business Day, such amount so paid in respect of principal shall constitute a Letter of Credit Advance made by such Tranche B Lender on such Business Day for purposes of this Agreement, and the outstanding principal amount of the Letter of Credit Advance made by the Issuing Bank shall be reduced by such amount on such Business Day.

     (c) Failure to Make Letter of Credit Advances. The failure of any Tranche B Lender to make the Letter of Credit Advance to be made by it on the date specified in Section 2.03(b) shall not relieve any other Tranche B Lender of its obligation hereunder to make its Letter of Credit Advance on such date, but no Tranche B Lender shall be responsible for the failure of any other Tranche B Lender to make the Letter of Credit Advance to be made by such other Tranche B Lender on such date.

      (d) From time to time while a Letter of Credit is outstanding and prior to the Tranche B Termination Date, the Issuing Bank will, upon the written request of the Borrower received by the Issuing Bank (with a copy sent by the Borrower to the Administrative Agent) at least three days (or such shorter time as the Issuing Bank may agree in a particular instance in its sole discretion) prior to the proposed date of amendment, amend any Letter of Credit issued by it. Each such request for amendment of a Letter of Credit shall be made by facsimile, confirmed promptly in an original writing, made in the form of an L/C Amendment Application and shall specify in form and detail satisfactory to the Issuing Bank: (i) the Letter of Credit to be amended; (ii) the proposed date of amendment of the Letter of Credit (which shall be a Business Day); (iii) the nature of the proposed amendment; and (iv) such other matters as the Issuing Bank may require. The Issuing Bank shall be under no obligation to amend any Letter of Credit if: (A) the Issuing Bank would have no obligation at such time to issue such Letter of Credit in its amended form under the terms of this Agreement; or (B) the beneficiary of any such Letter of Credit does not accept the proposed amendment to the Letter of Credit. The Administrative Agent will promptly notify the Tranche B Lenders and the Issuing Bank of the receipt by it of any L/C Amendment Application.

      (e) The Issuing Bank and the Tranche B Lenders agree that, while a Letter of Credit is outstanding and prior to the Tranche B Termination Date, at the option of the Borrower and upon the written request of the Borrower received by the Issuing Bank (with a copy sent by the Borrower to the Administrative Agent) at least three days (or such shorter time as the Issuing Bank may agree in a particular instance in its sole discretion) prior to the proposed date of notification of renewal, the Issuing Bank shall be entitled to authorize the renewal of any Letter of Credit issued by it. Each such request for renewal of a Letter of Credit shall be made by facsimile, confirmed promptly in an original writing, in the form of an L/C Amendment Application, and shall specify in form and detail satisfactory to the Issuing
Bank: (i) the Letter of Credit to be renewed; (ii) the proposed date of notification of renewal of the Letter of Credit (which shall be a Business Day); (iii) the revised expiry date of the Letter of Credit; and (iv) such other matters as the Issuing Bank may require. The Issuing Bank shall be under no obligation so to renew any Letter of Credit if: (A) the Issuing Bank would have no obligation at such time to issue or amend such Letter of Credit in its renewed form under the terms of this Agreement; or
(B) the beneficiary of such Letter of Credit does not accept the proposed renewal of such Letter of Credit. If any outstanding Letter of Credit shall provide that it shall be automatically renewed unless the beneficiary thereof receives notice from the Issuing Bank that such Letter of Credit shall not be renewed, and if at the time of renewal the Issuing Bank would be entitled to authorize the automatic renewal of such Letter of Credit in accordance with this clause (f) upon the request of the Borrower but the Issuing Bank shall not have received any L/C Amendment Application from the Borrower with respect to such renewal or other written direction by the Borrower with respect thereto, the Issuing Bank shall nonetheless be permitted to allow such Letter of Credit to renew, and the Borrower and the Tranche B Lenders hereby authorize such renewal, and, accordingly, the Issuing Bank shall be deemed to have received an L/C Amendment Application from the Borrower requesting such renewal.

      (f) The Issuing Bank may, at its election (or as required by the Administrative Agent at the direction of the Required Tranche B Lenders), deliver any notices of termination or other communications to any Letter of Credit beneficiary or transferee, and take any other action as necessary or appropriate, at any time and from time to time, in order to cause the expiry date of such Letter of Credit to be a date not later than the Tranche B Termination Date.

      (g) This Agreement shall control in the event of any conflict with any L/C Related Document (other than any Letter of Credit).

           SECTION 2.04. Fees. (a) Facility Fees. The Borrower agrees to pay a facility fee to the Administrative Agent (i) for the account of each Tranche A Lender, from the Effective Date until the Tranche A Termination Date at a rate per annum equal to the Applicable Percentage in effect from time to time multiplied by the Tranche A Revolving Credit Commitment of such Tranche A Lender in effect from time to time, payable in arrears quarterly on the fifteenth day of each January, April, July and October, commencing January 15, 2000, and on the Tranche A Termination Date and (ii) for the account of each Tranche B Lender, from the Effective Date until the Tranche B Termination Date at a rate per annum equal to the Applicable Percentage in effect from time to time multiplied by the Tranche B Revolving Credit Commitment of such Tranche B Lender in effect from time to time, payable in arrears quarterly on the fifteenth day of each January, April, July and October, commencing January 15, 2000, and on the Tranche B Termination Date.

      (b) Letter of Credit Fees, Etc. (i) The Borrower shall pay to the Administrative Agent for the account of each Tranche B Lender a fee, payable in arrears quarterly on the fifteenth day of each January, April, July and October, commencing January 15, 2000, and on the Tranche B Termination Date, on such Tranche B Lender's Pro Rata Share of the average daily aggregate Available Amount during such quarter at a rate per annum equal to the Applicable Margin for Eurodollar Rate Advances, in each case determined in respect of each Letter of Credit as of the date of issuance of such Letter of Credit.

           (ii) Issuing Bank's Fees. The Borrower shall pay to the Issuing Bank, for its own account, such commissions, issuance fees, fronting fees, transfer fees and other fees and charges in connection with the issuance or administration of each Letter of Credit as agreed in a letter between the Issuing Bank and the Borrower dated August 20, 1999 and accepted by the Borrower as of August 24, 1999.

     (c) Administrative Agent's Fees. The Borrower shall pay to the Administrative Agent for its own account such fees as agreed in a letter between the Administrative Agent and the Borrower dated August 20, 1999 and accepted by the Borrower as of August 24, 1999.

            SECTION  2.05.   Termination  or  Reduction  of   the
Commitments; Extension of the Facilities. (a) The Borrower shall have the right, upon at least three (3) Business Days' notice to the Administrative Agent, to terminate in whole or reduce ratably in part the unused portions of the respective Tranche A Revolving Credit Commitments of the Tranche A Lenders; provided that each partial reduction (i) shall be in the aggregate amount of
$5,000,000  or  an  integral multiple  of  $1,000,000  in  excess thereof and (ii) shall be made ratably among the Tranche A Lenders in accordance with their Tranche A Revolving Credit
Commitments with respect to the Tranche A Revolving Credit Facility. Any Tranche A Revolving Credit Commitments terminated under this Section 2.05 may not be reinstated.

      (b)  The Borrower shall have the right, upon at least three
(3) Business Days' notice to the Administrative Agent, to terminate in whole or reduce ratably in part the unused portions of the respective Tranche B Revolving Credit Commitments of the Tranche B Lenders; provided that each partial reduction (i) shall be in the aggregate amount of $5,000,000 or an integral multiple of $1,000,000 in excess thereof and (ii) shall be made ratably among the Tranche B Lenders in accordance with their Tranche B Revolving Credit Commitments with respect to the Tranche B
Revolving Credit Facility. Any Tranche B Revolving Credit Commitments terminated under this Section 2.05 may not be reinstated.

      (c) At any time not earlier than 90 days prior to, nor later than 45 days prior to, the Tranche A Termination Date then in effect, the Borrower may request that the Tranche A Lenders extend the then scheduled Tranche A Termination Date to the date which is 364 days following such Tranche A Termination Date. If such request is made by the Borrower, each Tranche A Lender shall inform the Administrative Agent of its willingness to extend the Tranche A Termination Date no later than 21 days after the date of such request. Any Tranche A Lender's failure to respond by such date  shall  be  deemed that it does not agree to such  requested extension. If all Tranche A Lenders consent to such requested extension, the Tranche A Termination Date shall be so extended for such 364-day period. If any Tranche A Lender (a "Declining Tranche A Lender") does not agree to such requested extension, then, at the election of the Borrower as notified to the Administrative Agent no later than 15 days prior to such Tranche A Termination Date, (i) the Tranche A Termination Date shall not be so extended or (ii) the Tranche A Termination Date shall be so extended for such 364-day period and either (x) the Borrower shall substitute for such Declining Tranche A Lender another financial institution in accordance with the terms and conditions of Section 2.17 and 8.07 (except that such financial institution shall only be assigned the Tranche A Revolving Credit Advances and Tranche A Revolving Credit Commitment of such Declining Tranche A Lender) or (y) such Declining Tranche A Lender's
Tranche A Revolving Credit Commitment shall terminate on the Tranche A Termination Date as scheduled prior to such extension, and on such Tranche A Termination Date the Borrower shall repay in full the principal amount of Tranche A Revolving Credit Advances owing to such Declining Tranche A Lender, together with accrued interest thereon to the date of payment of such principal amount, all fees payable to such Declining Tranche A Lender and all other amounts payable to such Declining Tranche A Lender hereunder (with the percentages of the Tranche A Revolving Credit Commitments of the other Tranche A Lenders adjusted to reflect such termination and repayment).

      (d) At any time not earlier than 90 days prior to, nor later than 45 days prior to, the Tranche B Termination Date then in effect, the Borrower may request that the Tranche B Lenders extend the then scheduled Tranche B Termination Date to the date one year from such Tranche B Termination Date. If such request is made by the Borrower, each Tranche B Lender shall inform the Administrative Agent of its willingness to extend the Tranche B Termination Date no later than 21 days after the date of such request. Any Tranche B Lender's failure to respond by such date shall be deemed that it does not agree to such requested extension. If all Tranche B Lenders consent to such requested extension, the Tranche B Termination Date shall be so extended for such one year period. If any Tranche B Lender (a "Declining Tranche B Lender") does not agree to such requested extension, then, at the election of the Borrower as notified to the Administrative Agent no later than 15 days prior to such Tranche B Termination Date, (i) the Tranche B Termination Date shall not be so extended or (ii) the Tranche B Termination Date shall be so extended for such one year period and either (x) the Borrower shall substitute for such Declining Tranche B Lender another financial institution in accordance with the terms and conditions of Section 2.17 and 8.07 (except that such financial institution shall only be assigned the Tranche B Revolving Credit Advances and Tranche B Revolving Credit Commitment of such Declining Tranche B Lender) or (y) such Declining Tranche B Lender's
Tranche B Revolving Credit Commitment shall terminate on the Tranche B Termination Date as scheduled prior to such extension, and on such Tranche B Termination Date the Borrower shall repay in full the principal amount of Tranche B Revolving Credit Advances owing to such Declining Tranche B Lender, together with accrued interest thereon to the date of payment of such principal amount, all fees payable to such Declining Tranche B Lender and all other amounts payable to such Declining Tranche B Lender hereunder (with the percentages of the Tranche B Revolving Credit Commitments of the other Tranche B Lenders adjusted to reflect such termination and repayment).

           SECTION 2.06. Repayment. (a) Tranche A Revolving Credit Advances. The Borrower shall repay to the Administrative Agent for the ratable account of the Tranche A Lenders on the Tranche A Termination Date the aggregate principal amount of the Tranche A Revolving Credit Advances then outstanding.

      (b) Tranche B Revolving Credit Advances. The Borrower shall repay to the Administrative Agent for the ratable account of the Tranche B Lenders on the Tranche B Termination Date the aggregate principal amount of the Tranche B Revolving Credit Advances then outstanding.

      (c) Letter of Credit Advances. (i) The Borrower shall repay to the Administrative Agent for the account of the Issuing Bank and each other Tranche B Lender that has made a Letter of Credit Advance on the earlier of demand and the Tranche B Termination Date the outstanding principal amount of each Letter of Credit Advance made by each of them.

           (ii)  The  obligations  of  the  Borrower  under  this
     Agreement, any Letter of Credit Agreement and any other agreement or instrument relating to any Letter of Credit shall be unconditional and irrevocable, and shall be paid strictly in accordance with the terms of this Agreement, such Letter of Credit Agreement and such other agreement or instrument under all circumstances, including, without limitation, the following circumstances (it being understood that any such payment by the Borrower is without prejudice to, and does not constitute a waiver of, any rights the Borrower might have or might acquire as a result of the payment by the Issuing Bank of any demand for payment or the reimbursement by the Borrower thereof):

               (A) any lack of validity or enforceability of any Loan Document, any Letter of Credit Agreement, any Letter of Credit or any other agreement or instrument relating thereto (all of the foregoing being, collectively, the "L/C Related Documents");

                (B) any change in the time, manner or place of payment of, or in any other term of, all or any of the obligations of the Borrower in respect of any L/C Related Document or any other amendment or waiver of or any consent to departure from all or any of the L/C Related Documents;

                (C) the existence of any claim, set-off, defense or other right that the Borrower may have at any time against any beneficiary or any transferee of a Letter of Credit (or any Persons for whom any such beneficiary or any such transferee may be acting), the Issuing Bank or any other Person, whether in connection with the transactions contemplated by the L/C Related Documents or any unrelated transaction;

               (D) any statement or any other document presented under a Letter of Credit proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect;

               (E) payment by the Issuing Bank under a Letter of Credit against presentation of a draft or certificate that does not strictly comply with the terms of such Letter of Credit;

                (F) any exchange, release or non-perfection of any collateral, or any release or amendment or waiver of or consent to departure from any guaranty, for all or any of the obligations of the Borrower in respect of the L/C Related Documents; or

                 (G) any other circumstance or happening whatsoever, whether or not similar to any of the foregoing, including, without limitation, any other circumstance that might otherwise constitute a defense available to, or a discharge of, the Borrower or a guarantor.

          SECTION 2.07. Interest. (a) Scheduled Interest. The Borrower shall pay interest on the unpaid principal amount of each Advance owing to each Lender from the date of such Advance until such principal amount shall be paid in full, at the following rates per annum:

           (i) Base Rate Advances. During such periods as such Advance is a Base Rate Advance, a rate per annum equal at all times to the sum of (x) the Base Rate in effect from time to time plus (y) the Applicable Margin (plus Utilization Fee, if applicable) in effect from time to time, payable in arrears quarterly on the fifteenth day of each January, April, July and October during such periods.

           (ii) Eurodollar Rate Advances. During such periods as such Advance is a Eurodollar Rate Advance, a rate per annum equal at all times during each Interest Period for such Advance to the sum of (x) the Eurodollar Rate for such Interest Period for such Advance plus (y) the Applicable Margin (plus Utilization Fee, if applicable) in effect from time to time, payable in arrears on the last day of such Interest Period and, if such Interest Period has a duration of more than three months, on each day that occurs during such Interest Period every three months from the first day of such Interest Period and on the date such Eurodollar Rate Advance shall be Converted or paid in full.

      (b) Default Interest. Upon the occurrence and during the continuance of an Event of Default under Section 6.01(a), the Borrower shall pay interest on (i) the unpaid principal amount of each Advance owing to each Lender, payable in arrears on the dates referred to in clause (a)(i) or (a)(ii) above, at a rate per annum equal at all times to 2% per annum above the rate per annum required to be paid on such Advance pursuant to clause (a)(i) or (a)(ii) above and (ii) to the fullest extent permitted by law, the amount of any interest, fee or other amount payable hereunder that is not paid when due, from the date such amount shall be due until such amount shall be paid in full, payable in arrears on the date such amount shall be paid in full and on demand, at a rate per annum equal at all times to 2% per annum above the rate per annum required to be paid on Base Rate Advances pursuant to clause (a)(i) above.

           SECTION 2.08. Interest Rate Determination. (a) Each Reference Lender agrees to furnish to the Administrative Agent timely information for the purpose of determining each Eurodollar Rate when necessary to determine the Eurodollar Rate. If any one or more of the Reference Lenders shall not furnish such timely information to the Administrative Agent for the purpose of determining  any  such  interest rate, the  Administrative  Agent shall determine such interest rate on the basis of timely information furnished by the remaining Reference Lenders. The Administrative Agent shall give prompt notice to the Borrower and the Lenders of the applicable interest rate determined by the Administrative Agent for purposes of Section 2.07(a)(i) or (ii), and the rate, if any, furnished by each Reference Lender for the purpose of determining the interest rate under Section 2.07(a)(ii).

      (b) If, with respect to any Eurodollar Rate Advances, the Required Lenders notify the Administrative Agent that the Eurodollar Rate for any Interest Period for such Advances will not adequately reflect the cost to each of such Required Lenders of making, funding or maintaining their respective Eurodollar Rate Advances for such Interest Period, the Administrative Agent shall forthwith so notify the Borrower and the Lenders, whereupon
(i) each Eurodollar Rate Advance will automatically, on the last day of the then existing Interest Period therefor, Convert into a Base Rate Advance, and (ii) the obligation of the Lenders to make, or to Convert Advances into, Eurodollar Rate Advances shall be suspended until the Administrative Agent shall notify the Borrower and the Lenders that the circumstances causing such suspension no longer exist.

      (c) If the Borrower shall fail to select the duration of any Interest Period for any Eurodollar Rate Advances in accordance with the provisions contained in the definition of "Interest Period" in Section 1.01, the Administrative Agent will forthwith so notify the Borrower and the Lenders and such Advances will automatically, on the last day of the then existing Interest Period therefor, be continued as Eurodollar Rate
Advances for an Interest Period of the same duration as the Interest Period ending on such last day.

      (d) On the date on which the aggregate unpaid principal amount of Eurodollar Rate Advances comprising any Borrowing shall be reduced, by payment or prepayment or otherwise, to less than $2,000,000, such Advances shall automatically Convert into Base Rate Advances.

      (e) Upon the occurrence and during the continuance of any Event of Default under Section 6.01(a), (i) each Eurodollar Rate Advance will automatically, on the last day of the then existing Interest Period therefor, Convert into a Base Rate Advance and
(ii) the obligation of the Lenders to make, or to Convert Advances into, Eurodollar Rate Advances shall be suspended.

           SECTION 2.09. Optional Conversion of Advances. The Borrower may on any Business Day, upon notice given to the Administrative Agent not later than 10:00 A.M. (San Francisco time) on the third Business Day prior to the date of the proposed Conversion and subject to the provisions of Sections 2.08 and 2.12, Convert all Advances of one Type comprising the same Borrowing into Advances of the other Type; provided, however, that any Conversion of Eurodollar Rate Advances into Base Rate Advances shall be made only on the last day of an Interest Period for such Eurodollar Rate Advances, any Conversion of Base Rate Advances into Eurodollar Rate Advances shall be in an amount not less than the minimum amount specified in Section 2.02(b) and no Conversion of any Advances shall result in more separate Borrowings than permitted under Section 2.02(b). Each such notice of a Conversion shall, within the restrictions specified above, specify (i) the date of such Conversion, (ii) the Advances to be Converted, and (iii) if such Conversion is into Eurodollar Rate Advances, the duration of the initial Interest Period for each such Advance. Each notice of Conversion shall be irrevocable and binding on the Borrower.

          SECTION 2.10. Optional Prepayments. The Borrower may, upon at least three Business Days' notice in the case of Eurodollar Rate Advances and one Business Day's notice in the case of Base Rate Advances, in each case to the Administrative Agent by no later than 10:00 A.M. (San Francisco time) stating the proposed date and aggregate principal amount of the prepayment, and if such notice is given the Borrower shall, prepay the outstanding principal amount of the Advances comprising part of the same Borrowing in whole or ratably in part, together with accrued interest to the date of such prepayment on the principal amount prepaid; provided, however, that in the event of any such prepayment of a Eurodollar Rate Advance, the Borrower shall be obligated to reimburse the Lenders in respect thereof pursuant to Section 8.04(d). Each such prepayment shall be applied ratably to the principal installments thereof.

          SECTION 2.11.  Increased Costs and Reduction of Return.
(a) If any Lender Party determines that, due to either (i) the introduction of or any change in the interpretation of any law or regulation (in each case after the date hereof) or (ii) the compliance by that Lender Party with any guideline or request (in each case after the date hereof) from any central bank or other Governmental Authority (whether or not having the force of law), there shall be any increase in the cost to such Lender Party of agreeing to make or making, funding or maintaining any Eurodollar Rate Advances, then the Borrower shall be liable for, and shall from time to time, upon demand (with a copy of such demand to be sent to the Administrative Agent), pay to the Administrative Agent for the account of such Lender Party, additional amounts as are sufficient to compensate such Lender Party for such increased costs.

       (b) If any Lender Party determines that (i) the introduction of any Capital Adequacy Regulation, (ii) any change in any Capital Adequacy Regulation, (iii) any change in the interpretation or administration of any Capital Adequacy Regulation by any central bank or other Governmental Authority charged with the interpretation or administration thereof, or
(iv) compliance by the Lender Party or any corporation or other entity controlling the Lender Party with any Capital Adequacy Regulation (in each case after the date hereof), affects or would affect the amount of capital required or expected to be maintained by the Lender Party or any corporation or other entity controlling the Lender Party and (taking into consideration such Lender Party's or such corporation's or other entity's policies with respect to capital adequacy and such Lender Party's desired return on capital) determines that the amount of such capital is increased as a consequence of its Commitments, loans, credits or obligations hereunder, then, upon demand of such Lender Party to the Borrower through the Administrative Agent, the Borrower shall pay to the Lender Party, from time to time as specified by the Lender Party, additional amounts sufficient to compensate the Lender Party for such increase.

           SECTION 2.12. Illegality. Notwithstanding any other provision of this Agreement, if any Lender Party shall notify the Administrative Agent that the introduction of or any change in or in the interpretation of any law or regulation makes it unlawful, or any central bank or other governmental authority asserts that it is unlawful, for any Lender Party or its Eurodollar Lending Office to perform its obligations hereunder to make Eurodollar Rate Advances or to fund or maintain Eurodollar Rate Advances hereunder, (i) each Eurodollar Rate Advance will automatically, upon such demand, Convert into a Base Rate Advance and (ii) the obligation of the Lender Parties to make, or to Convert Advances into, Eurodollar Rate Advances shall be suspended until the Administrative Agent shall notify the Borrower and the Lender Parties that the circumstances causing such suspension no longer exist.

           SECTION 2.13. Payments and Computations. (a) The Borrower shall make each payment, without setoff, counterclaim, recoupment or other deduction, hereunder and under the Notes, if any, not later than 11:00 A.M. (San Francisco time) on the day when due in U.S. dollars to the Administrative Agent at the Administrative Agent's Account in same day funds. The Administrative Agent will promptly thereafter cause to be distributed like funds relating to the payment of principal or interest or facility fees or letter of credit commissions ratably (other than amounts payable pursuant to Section 2.05(c), 2.05(d), 2.11, 2.14, 2.17, 2.19 or 8.04(d)) to the Lenders for the account of their respective Applicable Lending Offices, and like funds relating to the payment of any other amount payable to any Lender Party to such Lender Party for the account of its Applicable Lending Office, in each case to be applied in accordance with the terms of this Agreement. Upon its acceptance of an Assignment and Acceptance and recording of the information contained therein in the Register pursuant to Section 8.07(d), from and after the effective date specified in such Assignment and Acceptance, the Administrative Agent shall make all payments hereunder and under the Notes, if any, in respect of the interest assigned thereby to the Lender Party assignee thereunder, and the parties to such Assignment and Acceptance shall make all appropriate adjustments in such payments for periods prior to such effective date directly between themselves.

      (b) The Borrower hereby authorizes each Lender Party, if and to the extent payment owed to such Lender Party is not made when due hereunder or under the Note, if any, held by such Lender Party, to charge from time to time against any or all of the Borrower's accounts with such Lender Party any amount so due.

      (c) All computations of interest based on the Base Rate shall be made by the Administrative Agent on the basis of a year of 365 or 366 days, as the case may be, and all computations of interest based on the Eurodollar Rate or the Federal Funds Rate and of Letter of Credit commissions and of fees, including facility fees under Section 2.04(a), shall be made by the Administrative Agent on the basis of a year of 360 days, in each case for the actual number of days (including the first day but excluding the last day) occurring in the period for which such interest, fees or commissions are payable. Each determination by the Administrative Agent of an interest rate, fee or commission hereunder shall be conclusive and binding for all purposes, absent manifest error.

      (d) Whenever any payment hereunder or under the Notes, if any, shall be stated to be due on a day other than a Business
Day, such payment shall be made on the next succeeding Business Day, and such extension of time shall in such case be included in the computation of payment of interest or facility fee, as the case may be; provided, however, that, if such extension would cause payment of interest on or principal of Eurodollar Rate Advances to be made in the next following calendar month, such payment shall be made on the next preceding Business Day.

      (e) Unless the Administrative Agent shall have received notice from the Borrower prior to the date on which any payment is due to the Lenders hereunder that the Borrower will not make such payment in full, the Administrative Agent may assume that the Borrower has made such payment in full to the Administrative Agent on such date and the Administrative Agent may, in reliance upon such assumption, cause to be distributed to each Lender on such due date an amount equal to the amount then due such Lender. If and to the extent the Borrower shall not have so made such payment in full to the Administrative Agent, each Lender shall repay to the Administrative Agent forthwith on demand such amount distributed to such Lender together with interest thereon, for each day from the date such amount is distributed to such Lender until the date such Lender repays such amount to the Administrative Agent, at the Federal Funds Rate.

          SECTION 2.14. Taxes. (a) Any and all payments by the Borrower under this Agreement and any other Loan Document shall be made free and clear of, and without deduction or withholding for, any Taxes. In addition, the Borrower shall pay all Other Taxes.

      (b) If the Borrower shall be required by law to deduct or withhold any Taxes, Other Taxes or Further Taxes from or in respect of any sum payable hereunder to any Lender Party or the Administrative Agent, then:

          (i) the sum payable shall be increased as necessary so that, after making all required deductions and withholdings (including deductions and withholdings applicable to additional sums payable under this Section), such Lender Party or the Administrative Agent, as the case may be, receives and retains an amount equal to the sum it would have received and retained had no such deductions or withholdings been made;

           (ii) the Borrower shall make such deductions and withholdings; and

           (iii) the Borrower shall pay the full amount deducted or withheld to the relevant taxing authority or other authority in accordance with applicable law.

     (c) The Borrower agrees to indemnify and hold harmless each Lender Party and the Administrative Agent for the full amount of
(i) Taxes, (ii) Other Taxes, and (iii) Further Taxes imposed on or paid by such Lender Party or the Administrative Agent (as the case may be) and any liability (including penalties, interest, additions to tax and expenses) arising therefrom or with respect thereto, whether or not such Taxes, Other Taxes or Further Taxes were correctly or legally asserted. Payment under this indemnification shall be made within 30 days after the date such Lender Party or the Administrative Agent makes written demand therefor.

      (d) Within 30 days after the date of any payment by the Borrower of Taxes, Other Taxes or Further Taxes, the Borrower shall furnish to the Administrative Agent, at its address referred to in Section 8.02, the original or a certified copy of a receipt evidencing payment thereof, or other evidence of payment satisfactory to such Administrative Agent. In the case of any payment hereunder by or on behalf of the Borrower through an account or branch outside the United States or by or on behalf of the Borrower by a payor that is not a United States person, if the Borrower determines that no Taxes are payable in respect thereof, the Borrower shall furnish, or cause such payor to furnish, to the Administrative Agent, at such address, an opinion of counsel acceptable to the Administrative Agent stating that such payment is exempt from Taxes. For purposes of this subsection (d) and subsection (e), the terms "United States" and "United States person" shall have the meanings specified in
Section 7701 of the Internal Revenue Code.

      (e) Each Lender Party organized under the laws of a jurisdiction outside the United States, on or prior to the date of its execution and delivery of this Agreement in the case of each Initial Lender or the Issuing Bank, as the case may be, and on the date of the Assignment and Acceptance pursuant to which it becomes a Lender Party in the case of each other Lender Party, and from time to time thereafter as requested in writing by the Borrower and within 60 days of such written request (but only so long as such Lender Party remains lawfully able to do so), shall provide each of the Administrative Agent and the Borrower with two original Internal Revenue Service Forms 1001 or 4224, as appropriate, or any successor or other form prescribed by the Internal Revenue Service (including, without limitation, a Form W-
8)  certifying that such Lender Party is exempt from or  entitled to a reduced rate of United States withholding tax on payments pursuant to this Agreement or the Notes, if any. If the form provided by a Lender Party at the time such Lender Party first becomes a party to this Agreement indicates a United States interest withholding tax rate in excess of zero, withholding tax at such rate shall be considered excluded from Taxes unless and until such Lender Party provides the appropriate forms certifying that a lesser rate applies, whereupon withholding tax at such lesser rate only shall be considered excluded from Taxes for periods governed by such form; provided, however, that, if at the date of the Assignment and Acceptance pursuant to which a Lender Party assignee becomes a party to this Agreement, the Lender Party assignor was entitled to payments under subsection (a) in respect of United States withholding tax with respect to interest paid at such date, then, to such extent, the term Taxes shall include (in addition to withholding taxes that may be imposed in the future or other amounts otherwise includable in Taxes) United States withholding tax, if any, applicable with respect to the Lender Party assignee on such date. Such Lender Party agrees to promptly notify each of the Administrative Agent and the Borrower of any change in circumstances which would modify or render invalid any claimed exemption or reduction, and shall provide each of the Administrative Agent and the Borrower with revised versions of the appropriate forms described in this Section 2.14(e) that reflect such change in circumstance. If any form or
document  referred  to  in  this  subsection  (e)  requires   the
disclosure of information, other than information necessary to compute the tax payable and information required on the date hereof by Internal Revenue Service Form 1001 or 4224, that the Lender Party reasonably considers to be confidential, the Lender Party shall give notice thereof to the Borrower and shall not be obligated to include in such form or document such confidential information.

     (f) For any period with respect to which a Lender Party has failed to provide the Borrower with accurate and complete copies of the appropriate form described in Section 2.14(e) (updated as necessary in accordance therewith) certifying that such Lender
Party is exempt from or entitled to a reduced rate of United States withholding tax on payments pursuant to this Agreement or the Notes, if any (other than if such failure is due to a change in law occurring subsequent to the date on which a form originally was required to be provided), such Lender Party shall not be entitled to indemnification under Section 2.14(a), (b) or
(c) with respect to Taxes imposed by the United States by reason of such failure; provided, however, that should a Lender Party become subject to Taxes because of its failure to deliver a form required hereunder, the Borrower shall, at such Lender Party's expense, take such steps as the Lender Party shall reasonably request to assist the Lender Party to recover such Taxes.

     (g) If any Lender Party claims exemption from, or reduction of, withholding tax under a United States tax treaty by providing IRS Form 1001, or any successor or other form prescribed by the Internal Revenue Service, and such Lender Party sells, assigns, grants a participation in, or otherwise transfers all or part of the obligations of the Borrower to such Lender Party, such Lender Party agrees to notify each of the Administrative Agent and the Borrower of the percentage amount in which it is no longer the beneficial owner of obligations of the Borrower to such Lender Party. To the extent of such percentage amount the Administrative Agent will treat such Lender Party's IRS Form 1001 as no longer valid and, in the case of a participation, such Lender Party agrees to undertake sole responsibility for complying with the withholding tax requirements imposed by Sections 1441 and 1442 of the Internal Revenue Code.

      (h) If any Lender Party claiming exemption from United States withholding tax by filing IRS Form 4224, or any successor or other form prescribed by the Internal Revenue Service, with the Administrative Agent sells, assigns, grants a participation in, or otherwise offers all or part of the obligations of the Borrower to such Lender Party, such Lender Party agrees to undertake sole responsibility for complying with the withholding tax requirements imposed by Sections 1441 and 1442 of the Internal Revenue Code.

       (i) If the Internal Revenue Service or any other governmental authority of the United States or other jurisdiction asserts a claim that the Administrative Agent did not properly withhold tax from amounts paid to or for the account of any Lender Party (because the appropriate form was not delivered or was not properly executed, or because such Lender Party failed to notify the Administrative Agent of a change in circumstances which rendered the exemption from, or reduction of, withholding tax ineffective, or for any other reason) such Lender Party shall indemnify the Administrative Agent fully for all amounts paid, directly or indirectly, by the Administrative Agent as tax or otherwise, including penalties and interest, and including any taxes imposed by any jurisdiction on the amounts payable to the Administrative Agent under this Section, together with all cost and expenses (including Attorney Costs). The obligation of the Lender Parties under this subsection shall survive the payment of all obligations and the resignation or replacement of the Administrative Agent.

          SECTION 2.15. Sharing of Payments, Etc. If any Lender Party shall obtain any payment (whether voluntary, involuntary, through the exercise of any right of set-off, or otherwise) on account  of  the  Advances owing to it (other  than  pursuant  to
Section  2.05(c), 2.05(d), 2.11, 2.14, 2.17, 2.19 or 8.04(d))  in
excess of its ratable share of payments on account of the Advances obtained by all the Lender Parties, such Lender Party shall forthwith purchase from the other Lender Parties such participations in the Advances owing to them as shall be necessary to cause such purchasing Lender Party to share the excess payment ratably with each of them; provided, however, that if all or any portion of such excess payment is thereafter recovered from such purchasing Lender Party, such purchase from each Lender Party shall be rescinded and such Lender Party shall repay to the purchasing Lender Party the purchase price to the extent of such recovery together with an amount equal to such Lender Party's ratable share (according to the proportion of
(i)  the  amount  of  such Lender Party's required  repayment  to
(ii) the total amount so recovered from the purchasing Lender Party) of any interest or other amount paid or payable by the purchasing Lender Party in respect of the total amount so recovered. The Borrower agrees that any Lender Party so purchasing a participation from another Lender Party pursuant to this Section 2.15 may, to the fullest extent permitted by law, exercise all its rights of payment (including the right of set-off) with respect to such participation as fully as if such Lender Party were the direct creditor of the Borrower in the amount of such participation.

           SECTION 2.16. Use of Proceeds. The proceeds of the Advances and issuances of Letters of Credit shall be available (and the Borrower agrees that it shall use such proceeds) to repay existing indebtedness, to provide working capital for the Borrower and its Affiliates and for the general corporate purposes of the Borrower and its Affiliates.

           SECTION 2.17.  Substitution of Lenders.  In the  event
(a) the obligation of any Lender to make or maintain Eurodollar Rate Advances has been suspended pursuant to Section 2.08(b),
(b) any Lender has demanded compensation under Section 2.11, 2.12, 2.14 or 2.19, which compensation increases the effective lending rate of such Lender in excess of the effective lending rate of the other Lenders, or (c) any Lender shall be a Defaulting Lender, then and in any such event, the Borrower may substitute for such Lender (the "Affected Lender") another financial institution, which financial institution shall be an Eligible Assignee, for such Lender to assume the Commitment of such Affected Lender and to purchase the Note, if any, of such Affected Lender hereunder in accordance with Section 8.07. Such assumption and purchase shall be effected by execution and delivery by such Affected Lender and such replacement Lender of an Assignment and Acceptance, and shall otherwise be made in the manner described in Section 8.07, provided that the Affected Lender's obligation to so assign and sell its Commitment and Note, if any, shall be subject to the condition that all amounts owing to such Affected Lender (including, without limitation, principal, accrued and unpaid interest and fees, and all amounts owing to such Affected Lender under Sections 2.11, 2.12, 2.14,
2.19 and 8.04) shall have been paid in full; provided that such Affected Lender's rights under Sections 2.11, 2.14, 2.19 and 8.04, and its obligations under Section 7.07, shall survive such assignment for such Lender Party as to matters occurring prior to such date.

           SECTION 2.18. Evidence of Debt. (a) Each Lender Party shall maintain in accordance with its usual practice an account or accounts evidencing the indebtedness of the Borrower to such Lender resulting from each Advance owing to such Lender Party from time to time, including the amounts of principal and interest payable and paid to such Lender from time to time hereunder. The Borrower agrees that upon notice by any Lender Party to the Borrower (with a copy of such notice to the Administrative Agent) to the effect that a promissory note or other evidence of indebtedness is required or appropriate in order for such Lender Party to evidence (whether for purposes of pledge, enforcement or otherwise) the Advances owing to, or to be made by, such Lender Party, the Borrower shall promptly execute and deliver to such Lender Party, with a copy to the Administrative Agent, a promissory note or other evidence of indebtedness, in the form of Exhibit A hereto or in form and substance reasonably satisfactory to the Borrower and such Lender Party (each a "Note"), payable to the order of such Lender in a principal amount equal to such Lender's Tranche A Revolving Credit Commitment or Tranche B Revolving Credit Commitment, as requested by such Lender.

           (b) The Register maintained by the Administrative Agent pursuant to Section 8.07(d) shall include a control account, and a subsidiary account for each Lender, in which accounts (taken together) shall be recorded (i) the date and amount of each Borrowing made hereunder, the Type of Advances comprising such Borrowing and, if appropriate, the Interest Period applicable thereto, (ii) the terms of each Assignment and Acceptance delivered to and accepted by it, (iii) the amount of any principal or interest due and payable or to become due and payable from the Borrower to each Lender hereunder, and (iv) the amount of any sum received by the Administrative Agent from the Borrower hereunder and each Lender's share thereof.

           (c) Entries made in good faith by the Administrative Agent in the Register pursuant to subsection (b) above, and by each Lender in its account or accounts pursuant to subsection (a) above, shall be prima facie evidence of the amount of principal and interest due and payable or to become due and payable from the Borrower to, in the case of the Register, each Lender and, in the case of such account or accounts, such Lender, under this Agreement, absent manifest error; provided, however, that the failure of the Administrative Agent or such Lender to make an entry, or any finding that an entry is incorrect, in the Register or such account or accounts shall not limit or otherwise affect the obligations of the Borrower under this Agreement.

           SECTION 2.19. Additional Interest on Eurodollar Rate Advances. The Borrower shall pay to each Lender Party, so long as such Lender Party shall be required under regulations of the FRB to maintain reserves with respect to liabilities or assets consisting of or including Eurocurrency Liabilities, additional interest on the unpaid principal amount of each Eurodollar Rate Advance of such Lender Party, from the date of such Advance until such principal amount is paid in full, at an interest rate per annum equal at all times to the remainder obtained by subtracting
(i) the Eurodollar Rate for the Interest Period for such Advance from (ii) the rate obtained by dividing such Eurodollar Rate by a percentage equal to 100% minus the Eurodollar Rate Reserve Percentage of such Lender for such Interest Period, payable on each date on which interest is payable on such Advance. Such additional interest shall be determined by such Lender Party and notified to the Borrower through the Administrative Agent.

                           ARTICLE III

             CONDITIONS TO EFFECTIVENESS AND LENDING

           SECTION  3.01.  Conditions Precedent to Effectiveness.
Section 2.01 of this Agreement shall become effective on and as of the first date (the "Effective Date") on which the following conditions precedent have been satisfied:

           (a) The Borrower shall have paid all accrued fees of the Administrative Agent and the Lender Parties and the accrued fees and expenses of counsel to the Administrative
     Agent.

           (b) On the Effective Date, the following statements shall be true and the Administrative Agent shall have received for the benefit of each Lender Party a certificate signed by a duly authorized officer of the Borrower, dated the Effective Date, stating that:

                      (i)   The  representations  and  warranties
          contained in Section 4.01 are correct on and as of the Effective Date, and

                     (ii) No event has occurred and is continuing that constitutes a Default.

          (c) The Administrative Agent shall have received on or before the Effective Date the following, each dated such day, in form and substance satisfactory to the Administrative Agent and (except for the Notes, if any) in sufficient copies for each of the Initial Lenders and the Issuing Bank:

                    (i)  The Affiliate Guaranty.

                     (ii) The Notes, if any, to the order of  the
          Initial    Lenders    that   have   requested    Notes,
          respectively.

                    (iii) Certified copies of the resolutions of the Board of Directors of each Loan Party approving each Loan Document to which such Loan Party is a party, and of the certificate of incorporation and the bylaws of each Loan Party and of all documents evidencing other necessary corporate action and governmental approvals, if any, with respect to the Loan Documents.

                     (iv)  A certificate of the Secretary  or  an
          Assistant Secretary of each Loan Party certifying the names and true signatures of the officers of such Loan Party authorized to sign each Loan Document to which such Loan Party is a party and the other documents to be delivered by such Loan Party hereunder.

                     (v)  A favorable opinion of Brobeck, Phleger
          & Harrison LLP, counsel for the Loan Parties, substantially in the form of Exhibit D-1 hereto and a favorable opinion of General Counsel to the Parent, substantially in the form of Exhibit D-2 hereto and, in each case, as to such other matters as any Initial Lenders or the Issuing Bank through the Administrative Agent may reasonably request.

          (d) The Administrative Agent shall have received on or before the Effective Date a pay-off letter from BABC, as agent under the BABC Agreement, together with duly executed UCC-3 termination statements, mortgage releases and such other instruments, in each case in form and substance satisfactory to the Administrative Agent, as shall be necessary to terminate and satisfy all Liens created pursuant to the BABC Agreement.

           SECTION 3.02. Conditions Precedent to Each Borrowing and Issuance. The obligation of each Lender Party to make an Advance (other than a Letter of Credit Advance made by the Issuing Bank or a Lender pursuant to Section 2.03(b)) on the occasion of each Borrowing (including the initial Borrowing) and the obligation of the Issuing Bank to issue a Letter of Credit
(including the initial issuance) or renew a Letter of Credit shall be subject to the conditions precedent that the Effective Date shall have occurred and on the date of such Borrowing or issuance or renewal (a) the following statements shall be true (and each of the giving of the applicable Notice of Borrowing or Request for Letter of Credit Issuance or notice of renewal and the acceptance by the Borrower of the proceeds of such Borrowing or of such Letter of Credit or the renewal of such Letter of Credit shall constitute a representation and warranty by the Borrower that both on the date of such notice and on the date of such Borrowing or issuance or renewal such statements are true):

           (i)   the representations and warranties contained  in
     Section 4.01 are correct on and as of such date, before and after giving effect to such Borrowing or issuance or renewal and to the application of the proceeds therefrom, as though made on and as of such date (other than any such representations or warranties that, by their terms, refer to a specific date other than the date of the Borrowing or issuance or renewal, in which case as though made on and as of such specific date); and

           (ii) no event has occurred and is continuing, or would result from such Borrowing or issuance or renewal or from the application of the proceeds therefrom, that constitutes a Default;

and (b) the Administrative Agent shall have received such other approvals, opinions or documents as to material matters (in the reasonable determination of the Administrative Agent) as any Lender Party through the Administrative Agent may reasonably request.

           SECTION 3.03. Determinations Under Section 3.01. For purposes of determining compliance with the conditions specified in Section 3.01, each Lender Party shall be deemed to have consented to, approved or accepted or to be satisfied with each document or other matter required thereunder to be consented to or approved by or acceptable or satisfactory to the Lender Parties unless an officer of the Administrative Agent responsible for the transactions contemplated by this Agreement shall have received notice from such Lender Party prior to the date that the Borrower, by notice to the Lender Parties, designates as the proposed Effective Date, specifying its objection thereto. The Administrative Agent shall promptly notify the Lender Parties of the occurrence of the Effective Date.


                           ARTICLE IV

                 REPRESENTATIONS AND WARRANTIES

           SECTION 4.01.  Representations and Warranties  of  the
Borrower.  The Borrower represents and warrants as follows:

           (a) The Borrower is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has all requisite corporate power and authority (including, without limitation, all governmental licenses, permits and other approvals and all intellectual property) to own or lease and operate its properties and to carry on its business as now conducted and as proposed to be conducted.

           (b) The execution, delivery and performance by the Borrower of this Agreement and each other Loan Document to which it is a party, and the consummation of the transactions contemplated hereby, are within the Borrower's corporate powers, have been duly authorized by all necessary corporate action, and do not contravene (i) the Borrower's charter or by-laws or (ii) law or any contractual restriction binding on or affecting the Borrower.

           (c) No authorization or approval or other action by, and no notice to or filing with, any governmental authority or regulatory body or any other third party is required for the due execution, delivery and performance by the Borrower of this Agreement or any other Loan Document.

           (d) This Agreement has been, and each other Loan Document to which it is a party when delivered hereunder will have been, duly executed and delivered by the Borrower. This Agreement is, and each other Loan Document to which it is a party when delivered hereunder will be, the legal, valid and binding obligation of the Borrower enforceable against the Borrower in accordance with their respective terms, except as enforcement thereof may be limited by bankruptcy, insolvency or other laws affecting the enforcement of creditors' rights generally.

           (e) The Consolidated balance sheet of the Parent and its Subsidiaries as at December 31, 1998, and the related Consolidated statements of income and cash flows of the Parent and its Subsidiaries for the Fiscal Year then ended, accompanied by an opinion of Arthur Andersen LLP, independent public accountants, duly certified by the chief financial officer of the Parent, together with a certificate of said officer stating that such information is accurate and correct in all material respects, copies of which have been furnished to each Lender Party, fairly present the Consolidated financial condition of the Parent and its Subsidiaries as at such date and the Consolidated results of the operations of the Parent and its Subsidiaries for the period ended on such date, all in accordance with generally accepted accounting principles consistently applied. Since June 30, 1999, there has been no Material Adverse Change.

           (f) Except as disclosed on Schedule IV, there is no pending action, suit, investigation, litigation or proceeding against or otherwise affecting the Borrower or any of its Subsidiaries or, to the knowledge of the Borrower, threatened action, suit, investigation, litigation or proceeding affecting the Borrower of any of its
     Subsidiaries, including without limitation, any Environmental Action, before any court, governmental agency or arbitrator that (i) would be reasonably likely to have a Material Adverse Effect or (ii) purports to affect the legality, validity or enforceability of this Agreement or any other Loan Document or the consummation of the transactions contemplated hereby.

           (g) The Borrower is not engaged in the business of extending credit for the purpose of purchasing or carrying Margin Stock, and no proceeds of any Advance will be used to purchase or carry any Margin Stock or to extend credit to others for the purpose of purchasing or carrying any Margin Stock.

          (h) No proceeds of any Advance will be used to acquire any equity security of a class which is registered pursuant to Section 12 of the Securities Exchange Act of 1934, other than securities issued by the Parent.

           (i) Neither the Borrower nor any of its Subsidiaries is an "investment company," an "affiliated person" of an "investment company," or a "promoter" or "principal underwriter" for an "investment company," as such terms are defined the Investment Company Act of 1940, as amended.
     Neither the making of any Advances nor the application of the proceeds therefrom or repayment thereof by the Borrower, nor the consummation of the transactions contemplated hereby, will violate any provision of such Act or any rule, regulation or order of the Securities and Exchange Commission thereunder.

           (j)   The  Borrower  has (i) initiated  a  review  and
     assessment of all areas within its and each of its Subsidiaries' business and operations (including those affected by suppliers, vendors and customers) that could reasonably be expected to be affected in any material respect by the "Year 2000 Problem" (that is, the risk that computer applications used by the Borrower or any of its Subsidiaries (or suppliers, vendors and customers) may be unable to recognize and perform properly date-sensitive functions involving certain dates prior to and any date after December 31, 1999), (ii) developed a plan and time line for addressing the Year 2000 Problem on a timely basis, and (iii) to date, implemented that plan substantially in accordance with that timetable. Based on the foregoing, the Borrower reasonably believes that all computer applications (including those of its suppliers, vendors and customers) that are material to its or any of its Subsidiaries' business and operations are reasonably expected on a timely basis to be able to perform properly date-sensitive functions for all dates before and after January 1, 2000 (that is, be "Year 2000 Compliant"), except to the extent that any failures to do so singly or in the aggregate could not reasonably be expected to have a Material Adverse Effect.


                            ARTICLE V

                            COVENANTS

           SECTION 5.01.  Affirmative Covenants.  So long as  any
Advance shall remain unpaid, any Letter of Credit shall be outstanding or any Lender Party shall have any Commitment hereunder, each Loan Party will:

          (a) Compliance with Laws, Etc. Comply, and cause each of its Subsidiaries to comply, in all material respects, with all applicable laws, rules, regulations and orders, such compliance to include, without limitation, paying before the same become delinquent all taxes, assessments and governmental charges imposed upon it or upon its property except to the extent contested in good faith.

           (b) Maintenance of Insurance. Maintain, and cause each of its Subsidiaries to maintain, insurance with responsible and reputable insurance companies or associations in such amounts and covering such risks as is usually carried by companies engaged in similar businesses and owning similar properties in the same general areas in which the Borrower or such Subsidiary operates.

           (c) Corporate Existence and Good Standing. Maintain its corporate existence and its qualification and good standing in all jurisdictions in which the failure to maintain such existence and qualification or good standing could reasonably be expected to have a Material Adverse Effect.

           (d) Year 2000. Promptly notify the Administrative Agent in the event the Borrower discovers or determines that any computer application (including those of its suppliers, vendors and customers) that is material to its or any of its Subsidiaries' business and operations will not be Year 2000 Compliant, except to the extent that any such failures singly or in the aggregate could not reasonably be expected to have a Material Adverse Effect.

           (e) Records and Inspections. Maintain books, records and accounts as may be required by GAAP. At the request of any Lender and upon reasonable prior notice, the Parent and its officers, employees and public accountants, as applicable, will meet with representatives of such Lender to discuss the current and expected financial position, business and prospects of the Parent and its Subsidiaries, taken as a whole, and the Borrower's compliance with its obligations under the Loan Documents. Upon reasonable prior notice, the Borrower shall permit the Administrative Agent, at its expense, to examine and make abstracts from the books and records of the Borrower.

           (f) Taxes and Other Obligations. (i) File when due all tax returns and other reports which it is required to file; (ii) pay, or provide for the payment, when due, of all taxes, fees, assessments and other governmental charges against it or upon its property, income and franchises, make all required withholding and other tax deposits, and establish adequate reserves for the payment of all such items, and provide to the Administrative Agent and the
     Lender Parties, upon request, satisfactory evidence of its timely compliance with the foregoing; and (iii) pay when due all Debt owed by it and all claims of materialmen, mechanics, carriers, warehousemen, landlords and other like Persons, and all other indebtedness owed by it and perform and discharge in a timely manner all other obligations undertaken by it; provided, however, so long as a Loan Party has notified the Administrative Agent in writing, it need not pay any Debt, tax, fee, assessment, or governmental charge, that (x) it is contesting in good faith by appropriate proceedings diligently pursued, and (y) for which it has established proper reserves as provided by GAAP; provided, further, that no Lien (other than a Permitted Lien) results from such non-payment.

            (g)    Reporting   Requirements.   Furnish   to   the
     Administrative Agent (with copies for each Lender Party):

                     (i)   as soon as available and in any  event
          within 45 days after the end of each of the first three quarters of each Fiscal Year, a Consolidated balance sheet of the Parent and its Subsidiaries as of the end of such quarter and Consolidated statements of income and cash flows of the Parent and its Subsidiaries for the period commencing at the end of the previous Fiscal Year and ending with the end of such quarter, duly certified (subject to year-end audit adjustments) by a Responsible Officer of the Parent as having been prepared in accordance with generally accepted accounting principles and a certificate of the chief financial officer of the Parent (in the form of Exhibit E hereto) as to compliance with the terms of this Agreement, together with confirmation of the Pricing Index, and setting forth in reasonable detail the calculations necessary to demonstrate compliance with
          Section 5.03, provided that, in the event of any change in GAAP used in the preparation of such financial statements, the Borrower shall also provide, if necessary for the determination of compliance with
          Section 5.03, a statement of reconciliation conforming such financial statements to GAAP;

                     (ii)  as soon as available and in any  event
          within 90 days after the end of each Fiscal Year, a copy of the audited annual report for such year for the Parent and its Consolidated Subsidiaries, and a Consolidated balance sheet of the Parent and its
          Subsidiaries as of the end of such Fiscal Year and Consolidated statements of income and cash flows of the Parent and its Subsidiaries for such Fiscal Year, and, in the case of the audited annual report, accompanied by an unqualified opinion by Arthur Andersen LLP or other independent public accountants acceptable to the Required Lenders, together with a certificate of a Responsible Officer of the Parent (in the form of Exhibit E hereto) as to compliance with the terms of this Agreement, together with confirmation of the Pricing Index, and setting forth in reasonable detail the calculations necessary to demonstrate compliance with Section 5.03 provided that, in the event of any change in GAAP used in the preparation of such financial statements, the Borrower shall also provide, if necessary for the determination of compliance with
          Section 5.03, a statement of reconciliation conforming such financial statements to GAAP;

                    (iii) not later than the end of the first month of each Fiscal Year, annual forecasts (to include forecasted consolidated balance sheets, statements of income and expenses and statements of cash flow) for the Parent, the Borrower and their Subsidiaries as at the end of and for each quarter of such Fiscal Year;

                     (iv)  as  soon as possible and in any  event
          within five days after a Responsible Officer obtains knowledge of the occurrence of each Default continuing on the date of such statement, a statement of the chief financial officer of the Borrower setting forth details of such Default and the action which the Borrower has taken and proposes to take with respect thereto;

                     (v)   promptly  after  the  filing  thereof,
          copies   of   all  material  reports  and  registration
          statements that the Parent or any Subsidiary files with the Securities and Exchange Commission;

                     (vi)  promptly after the sending  or  filing
          thereof, copies of all reports which the Parent sends to any of its securityholders, and copies of all reports and registration statements which the Parent or any Subsidiary files with the Securities and Exchange Commission or any national securities exchange;

                     (vii)     promptly after the filing thereof,
          a copy of any notice of reportable event, within the meaning of Section 4043 of ERISA, with respect to any Plan unless the 30-day notice requirement with respect to such event has been waived by the PBGC;

                     (viii)     promptly after becoming aware  of
          any Material Adverse Change, a description thereof;

                     (ix)  promptly after receiving  notification
          thereof from the Index Reference, copies of all notices, reports or other correspondence regarding any change to the Pricing Index, including any change in such Pricing Index or the "outlook" in respect of such Pricing Index; and

                     (x)   such other information respecting  the
          condition or operations, financial or otherwise, of the Borrower or any of its Subsidiaries as any Lender Party through the Administrative Agent may from time to time reasonably request.

           (h) Rating and Surveillance Process. Take, or cause to be taken, all actions (including paying all fees, providing all information, and taking all such other actions) as may be necessary or advisable to ensure the continuance of the rating and surveillance process conducted by the Index Reference with respect to the Parent.

          (i) Further Assurances. Execute and deliver, or cause to be executed and delivered, to the Administrative Agent and/or the Lender Parties such documents and agreements, and shall take or cause to be taken such actions, as the Administrative Agent or any Lender Party may, from time to time, reasonably request to carry out the terms and conditions of this Agreement and the other Loan Documents.

           SECTION  5.02.  Negative Covenants.  So  long  as  any
Advance shall remain unpaid, any Letter of Credit shall be outstanding or any Lender Party shall have any Commitment hereunder:

           (a) Mergers, Consolidations or Sales. None of the Loan Parties shall consummate any transaction of merger, reorganization, or consolidation, or transfer, sell, assign, lease, or otherwise dispose of all or any part of its property, or wind up, liquidate or dissolve, or agree to do any of the foregoing, except for (i) any merger of any Loan Party with and into the Borrower; (ii) sales or other dispositions of personal property in the ordinary course of business; (iii) sales of Real Estate for fair market value in exchange for similar property complying with Section 1031 of the Internal Revenue Code; (iv) sales of accounts receivable and any related property by the Borrower in a receivables securitization arrangement to a financial institution or a special purpose vehicle of the Borrower, provided, however, that the aggregate net unrecovered investment in such accounts receivable and proceeds thereof held by the purchasers thereof under such accounts receivables securitization arrangement shall not exceed at any time $75,000,000; and (v) sales or other transfers of assets by the Borrower in any Fiscal Year with an aggregate book value not in excess of five percent (5%) of the Consolidated Total Assets of Parent as of the end of the previous Fiscal Year.

           (b) Acquisitions. No Loan Party shall acquire any business (whether in the form of an acquisition of stock, assets, debt, or other indebtedness or obligation or a loan, advance, capital contribution, or subscription), or permit any of its Subsidiaries to do any of the foregoing, if for any such transaction the sum of: (i) cash paid by such Loan Party or such Subsidiary in connection with such transaction, plus (ii) the amount of obligations issued or assumed by such Loan Party or such Subsidiary in connection with such transaction, plus (iii) the aggregate amount of cash paid by all Loan Parties and their Subsidiaries in connection with all other such acquisitions that are consummated in the same Fiscal Year as such issuance or assumption, as the case may be, plus (iv) the aggregate amount of obligations issued or assumed by all Loan Parties and their Subsidiaries in connection with all other such acquisitions that are consummated in such Fiscal Year, is greater than $50,000,000; provided that any business so acquired shall be engaged in the transportation business and related businesses.

           (c)   Prepayment.   None  of the  Loan  Parties  shall
     voluntarily  prepay,  purchase or  redeem  any  Subordinated
     Debt.

          (d) Transactions with Affiliates. Except as set forth below, none of the Loan Parties shall, sell, transfer, distribute, or pay any money or property, including, but not limited to, any fees or expenses of any nature (including, but not limited to, any fees or expenses for management services), to any Affiliate (other than a Loan Party), or lend or advance money or property to any Affiliate (other than a Loan Party), or invest in (by capital contribution or otherwise) or purchase or repurchase any stock or indebtedness, or any property, of any Affiliate (other than a Loan Party), or become liable on any Guaranty of the indebtedness, dividends, or other obligations of any Affiliate (other than a Loan Party). Notwithstanding the foregoing, provided that no Event of Default has occurred and is continuing or would result from such action, (i) each Loan Party may engage in transactions with Affiliates in the ordinary course of business, in amounts and upon terms fully disclosed to the Administrative Agent and the Lender Parties, and no less favorable to such Loan Party than would be obtained in a comparable arm's-length transaction with a third party who is not an Affiliate, (ii) each Loan Party may engage in transactions with Affiliates in the ordinary course of business, consistent with the Borrower's current cash management practices and (iii) the Borrower may provide fundings to Leland James Service Corporation and Redwood Systems Logistics to enable them to make payments to their employees and vendors in the ordinary course of business in connection with services provided to the Loan Parties and their Subsidiaries.

           (e)   Business  Conducted.  None of the  Loan  Parties
     shall engage directly or indirectly, in any line of business
     other   than   the  transportation  business   and   related
     businesses.

           (f)   Liens.   None of the Loan Parties shall  create,
     incur, assume, or permit to exist any Lien on any property now owned or hereafter acquired by it, except Permitted
     Liens.

          (g) New Subsidiaries. Neither the Borrower nor any of its Subsidiaries shall, directly or indirectly, organize, create, acquire or permit to exist any Subsidiary other than
     (a) those listed on Schedule VI hereto and (b) provided that no Event of Default has occurred and is continuing or would result from such action, new Subsidiaries (including Subsidiaries established as vehicles for joint ventures) to engage in the transportation business and related businesses; and provided, further, that in the event the Borrower or any of its Subsidiaries forms any domestic Subsidiary that is not established as a vehicle for a joint venture, the Borrower shall cause such new domestic Subsidiary, when it satisfies the financial tests contained in the definition of "Guarantor," to execute a Guaranty (substantially similar to the Affiliate Guaranty) containing representations, warranties and covenants acceptable to the Administrative Agent, in favor of the Administrative Agent for the benefit of the Lender Parties, in a manner and in form and substance satisfactory to the Administrative Agent.

           (h)   Fiscal Year.  The Borrower shall not change  its
     Fiscal Year.

           (i) Restricted Investments. No Loan Party shall directly or indirectly declare or make, or incur any liability to make, any Investment in any Person, except (i) Investments in other Loan Parties; (ii) Investments that are otherwise permitted under Sections 5.02(b), (d) and (g);
     (iii) loans and advances made in the ordinary course of business to a Subsidiary of such Loan Party that is not itself a Loan Party; (iv) loans and advances made to customers, vendors or employees of such Loan Party in the ordinary course of business and (v) Investments in one or more Designated Entities; provided that (x) no Event of Default has occurred and is continuing or would result from such Investment in a Designated Entity and (y) the aggregate net amount of Investments by all Loan Parties in Designated Entities does not, and would not as a result of such Investment, exceed 10% of the Consolidated Tangible Net Worth of the Parent at the date of determination.

           SECTION 5.03. Financial Covenants. So long as any Advance shall remain unpaid, any Letter of Credit shall be outstanding or any Lender Party shall have any Commitment hereunder, the Borrower will maintain or cause to be maintained:

           (a) Leverage Ratio. At all times a ratio of not more than 2.50 to 1.00, determined as of the end of each fiscal quarter, of Consolidated Funded Indebtedness as of the end of such fiscal quarter to Consolidated EBITDAR for the four fiscal quarters ending on such date.

           (b) Tangible Net Worth. At all times a Consolidated Tangible Net Worth of the Parent, determined as of the end of each fiscal quarter, of not less than the sum of (i) $205,000,000, plus (ii) 50% of Consolidated Net Income during the period commencing June 30, 1999 and ending at the end of such fiscal quarter (without taking into account any losses) plus (iii) 100% of the Net Cash Proceeds of all Equity Interests issued by the Parent during the period commencing June 30, 1999 and ending at the end of such fiscal quarter minus (iv) an amount, calculated on an after-tax basis, in respect of charges not in excess of $15,000,000 related to the Tax Sharing Agreement.

           (c) Fixed Charge Coverage Ratio. At all times a ratio, determined as of the end of each fiscal quarter for the immediately preceding four fiscal quarters, of (a)
     Consolidated EBITDAR for such fiscal quarters to (b) Consolidated Interest and Rental Expense for such fiscal quarters of not less than 2.00 to 1.00.


                           ARTICLE VI

                        EVENTS OF DEFAULT

           SECTION  6.01.   Events of Default.   If  any  of  the
following events ("Events of Default") shall occur and be continuing:

           (a) The Borrower shall fail to pay any principal of any Advance when the same becomes due and payable, or the Borrower shall fail to pay any interest on any Advance, or any other amount due hereunder, within three Business Days after the same becomes due and payable; or

          (b) Any representation or warranty made or deemed made by any Loan Party herein or by any Loan Party (or any of its officers) in connection with the Loan Documents shall prove to have been incorrect in any material respect when made; or

           (c) (i) The Borrower shall fail to perform or observe any term, covenant or agreement contained in
     Section 5.01(c), (d) or (g), 5.02 or 5.03, or (ii) any Loan Party shall fail to perform or observe any other term, covenant or agreement contained in the Loan Documents on its part to be performed or observed if such failure shall remain unremedied for 10 days after written notice thereof shall have been given to such Loan Party by the Administrative Agent or any Lender Party; or

           (d) Any Loan Party shall fail to pay any principal of or premium or interest on any Debt which is outstanding in a principal amount of at least $10,000,000 in the aggregate (but excluding Debt outstanding hereunder) of such Loan Party, when the same becomes due and payable (whether by scheduled maturity, required prepayment, acceleration, demand or otherwise), and such failure shall continue after the applicable grace period, if any, specified in the agreement or instrument relating to such Debt; or any other event shall occur or condition shall exist under any agreement or instrument relating to any such Debt and shall continue after the applicable grace period, if any, specified in such agreement or instrument, if the effect of such event or condition is to accelerate, or to permit the acceleration of, the maturity of such Debt; or any such Debt shall be declared to be due and payable, or required to be prepaid (other than by a regularly scheduled required prepayment), redeemed, purchased or defeased, or an offer to prepay, redeem, purchase or defease such Debt shall be required to be made, in each case prior to the stated maturity thereof; or

           (e) Any Loan Party shall generally not pay its debts as such debts become due, or shall admit in writing its inability to pay its debts generally, or shall make a general assignment for the benefit of creditors; or any proceeding shall be instituted by or against any Loan Party seeking to adjudicate it a bankrupt or insolvent, or seeking liquidation, winding up, reorganization, arrangement, adjustment, protection, relief, or composition of it or its debts under any law relating to bankruptcy, insolvency or reorganization or relief of debtors, or seeking the entry of an order for relief or the appointment of a receiver, trustee, custodian or other similar official for it or for any substantial part of its property and, in the case of any such proceeding instituted against it (but not instituted by it), either such proceeding shall remain undismissed or unstayed for a period of 30 days, or any of the actions sought in such proceeding (including, without limitation, the entry of an order for relief against, or the appointment of a receiver, trustee, custodian or other similar official for, it or for any substantial part of its property) shall occur; or any Loan Party shall take any corporate action to authorize any of the actions set forth above in this subsection (e); or

           (f) Any judgment or order for the payment of money in excess of $10,000,000, over the amount provided by insurance in respect of such judgment or order, shall be rendered against any Loan Party and either (i) enforcement proceedings shall have been commenced by any creditor upon such judgment or order and such proceedings shall not have been stayed within 30 days of such commencement or
     (ii) there shall be any period of 30 consecutive days during which a stay of enforcement of such judgment or order, by reason of a pending appeal or otherwise, shall not be in effect; or

           (g) (i) Any ERISA Event shall have occurred with respect to a Plan which has resulted or could reasonably be expected to result in liability of the Borrower under Title IV of ERISA to the Plan or the PBGC in an aggregate amount in excess of $25,000,000; or (ii) any Loan Party or any ERISA Affiliate shall fail to pay when due, after the expiration of any applicable grace period, any installment payment with respect to its withdrawal liability under
     Section 4201 of ERISA under a Multiemployer Plan in an aggregate amount in excess of $25,000,000; or

           (h) Any Loan Party or any ERISA Affiliate shall have been notified by the sponsor of a Multiemployer Plan that it has incurred Withdrawal Liability to such Multiemployer Plan in an amount that, when aggregated with all other amounts required to be paid to Multiemployer Plans by the Loan Party and the ERISA Affiliates as Withdrawal Liability (determined as of the date of such notification), exceeds $25,000,000 or requires payments exceeding $25,000,000 per annum; or

           (i) Any Loan Party or any ERISA Affiliate shall have been notified by the sponsor of a Multiemployer Plan that such Multiemployer Plan is in reorganization or is being terminated, within the meaning of Title IV of ERISA, and as a result of such reorganization or termination the aggregate annual contributions of the Loan Party and the ERISA Affiliates to all Multiemployer Plans that are then in reorganization or being terminated have been or will be increased over the amounts contributed to such Multiemployer Plans for the plan years of such Multiemployer Plans immediately preceding the plan year in which such reorganization or termination occurs by an amount exceeding $25,000,000; or

           (j) any provision of any Loan Document after delivery thereof pursuant to Section 3.01 shall for any reason cease to be valid and binding on or enforceable against any Loan Party, or any Loan Party shall so state in writing; or

          (k)  a Change of Control shall occur; or

          (l)  there occurs a Material Adverse Effect;

then, and in any such event, the Administrative Agent (i) shall at the request, or may with the consent, of the Required Lenders, by notice to the Borrower, declare the obligation of each Lender Party to make Advances (other than Letters of Credit Advances by the Issuing Bank or a Lender pursuant to Section 2.03(b)) and of the Issuing Bank to issue Letters of Credit to be terminated, whereupon the same shall forthwith terminate, and (ii) shall at the request, or may with the consent, of the Required Lenders, by notice to the Borrower, declare the Advances, the Notes, if any, all interest thereon and all other amounts payable under this Agreement to be forthwith due and payable, whereupon the Advances, the Notes, if any, all such interest and all such amounts shall become and be forthwith due and payable, without presentment, demand, protest or further notice of any kind, all of which are hereby expressly waived by each Loan Party and by notice to each party required under the terms of any agreement in support of which a Letter of Credit is issued, request that all obligations under such agreement be declared to be due and payable; provided, however, that in the event of an actual or deemed entry of an order for relief with respect to any Loan Party under the Federal Bankruptcy Code, (A) the obligation of each Lender Party to make Advances (other than Letters of Credit Advances by the Issuing Bank or a Lender pursuant to Section 2.03(b)) and of the Issuing Bank to issue Letters of Credit shall automatically be terminated and (B) the Advances, the Notes, if any, all such interest and all such amounts shall automatically become and be due and payable, without presentment, demand, protest or any notice of any kind, all of which are hereby expressly waived by each Loan Party.

           SECTION 6.02. Actions in Respect of the Letters of Credit upon Default. If any Event of Default shall have occurred and be continuing, the Administrative Agent may, or shall at the request of the Required Tranche B Lenders, irrespective of
whether  they  are  taking  any  of  the  actions  described   in
Section 6.01 or otherwise, make demand upon the Borrower to, and forthwith upon such demand the Borrower will, pay to the
Administrative Agent on behalf of the Issuing Bank and the Tranche B Lenders in same day funds at the Administrative Agent's office designated in such demand, for deposit in the L/C Cash Collateral Account, an amount equal to the aggregate Available Amount of all Letters of Credit then outstanding. If at any time the Administrative Agent determines that any funds held in the L/C Cash Collateral Account are subject to any right or claim of any Person other than the Administrative Agent, the Issuing Bank and the Tranche B Lenders or that the total amount of such funds is less than the aggregate Available Amount of all Letters of Credit, the Borrower will, forthwith upon demand by the Administrative Agent, pay to the Administrative Agent, as additional funds to be deposited and held in the L/C Cash
Collateral Account, an amount equal to the excess of (a) such aggregate Available Amount over (b) the total amount of funds, if any, then held in the L/C Cash Collateral Account that the Administrative Agent determines to be free and clear of any such right and claim.


                           ARTICLE VII

                    The Administrative Agent

      SECTION 7.01 Appointment and Authorization. (a) Each Lender Party hereby irrevocably (subject to Section 7.09) appoints, designates and authorizes the Administrative Agent to take such action on its behalf under the provisions of this Agreement and each other Loan Document and to exercise such powers and perform such duties as are expressly delegated to it by the terms of this Agreement or any other Loan Document, together with this Agreement and each other Loan Document and to exercise such powers and perform such duties as are expressly delegated to it by the terms of this Agreement or any other Loan Document, together with such powers as are reasonably incidental thereto; provided, however, that the Administrative Agent shall not be required to take any action that exposes it to personal liability or that is contrary to this Agreement or applicable law. Notwithstanding any provision to the contrary contained elsewhere in this Agreement or in any other Loan Document, the Administrative Agent shall not have any duties or responsibilities, except those expressly set forth herein, nor shall the Administrative Agent have or be deemed to have any fiduciary relationship with any Lender Party, and no implied covenants, functions. responsibilities, duties, obligations or liabilities shall be read into this Agreement or any other Loan Document or otherwise exist against the Administrative Agent. Without limiting the generality of the foregoing sentence, the use of the term "agent" in this Agreement with reference to the Administrative Agent is not intended to connote any fiduciary or other implied (or express) obligations arising under agency doctrine of any applicable law. Instead, such, term is used merely as a matter of market custom, and is intended to create or reflect only an administrative relationship between independent contracting parties.

      (b) The Issuing Bank shall act on behalf of the Tranche B Lenders with respect to any Letters of Credit issued by it and the documents associated therewith until such time and except for so long as the Administrative Agent may agree at the request of the Required Tranche B Lenders to act for the Issuing Bank with respect thereto; provided, however, that the Issuing Bank shall have all of the benefits and immunities (i) provided to the Administrative Agent in this Article VII with respect to any acts taken or omissions suffered by the Issuing Bank in connection with Letters of Credit issued by it or proposed to be issued by it and the application and agreements for letters of credit pertaining to the Letters of Credit as fully as if the term "Administrative Agent," as used in this Article VII, included the Issuing Bank with respect to such acts or omissions and (ii) as additionally provided in this Agreement with respect to the Issuing Bank.

             SECTION 7.02 Delegation of Duties. The Administrative Agent may execute any of its duties under this Agreement or any other Loan Document by or through agents, employees or attorneys-in-fact and shall be entitled to advice of counsel concerning all matters pertaining to such duties.

           SECTION 7.03 Liability of the Administrative Agent. None of the Agent-Related Persons shall (i) be liable for any action taken or to be taken by any of them under or in connection with this Agreement or any other Loan Document or the transactions contemplated hereby (except for its own gross negligence or willful misconduct), or (ii) be responsible in any manner to any of the Lender Parties for any recital, statement, representation or warranty made by the Borrower or any Subsidiary or Affiliate of the Borrower, or any officer thereof, contained in this Agreement or in any other Loan Document, or in any certificate, report, statement or other document referred to or provided for in, or received by the Administrative Agent under or in connection with, this Agreement or any other Loan Document, or the validity, effectiveness, genuineness, enforceability or sufficiency of this Agreement or any other Loan Document, or for any failure of the Borrower or any other party to any Loan Document to perform its obligations hereunder or thereunder. No Agent-Related Person shall be under any obligation to any Lender Party to ascertain or to inquire as to the observance or performance of any of the agreements contained in, or conditions of, this Agreement or any other Loan Document, or to inspect the properties, books or records or the Borrower or any of the Borrower's Subsidiaries or Affiliates.

          SECTION 7.04 Reliance by the Administrative Agent and the Issuing Bank. (a) Each of the Administrative Agent and the Issuing Bank shall be entitled to rely, and shall be fully protected in relying, upon any writing, resolution, notice, consent, certificate, affidavit, letter, instrument, telegram, facsimile, telex, telecopier or telephone message, statement or other document or writing or conversation believed by it to be genuine and correct and to have been signed, sent or made by the proper Person or Persons, and upon advice and statements of legal counsel (including counsel to the Borrower), independent accountants and other experts selected by the Administrative Agent or the Issuing Bank, as the case may be. Each of the Administrative Agent and the Issuing Bank shall be fully justified in failing or refusing to take any action under this Agreement or any other Loan Document unless it shall first receive such advice or concurrence of the Required Lenders or the Required Tranche B Lenders, as the case may be, as it deems appropriate and, if it so requests, it shall first be indemnified to its satisfaction by the Lender Parties against any and all liability and expense which may be incurred by it by reason of taking or continuing to take any such action. Each of the Administrative Agent and the Issuing Bank shall in all cases be fully protected in acting, or in refraining from acting, under this Agreement or any other Loan Document in accordance with a request or consent of the Required Lenders or the Required Tranche B Lenders, as the case may be, and such request and any action taken or failure to act pursuant thereto shall be binding upon all of the Lender Parties.

      (b) Without limiting the generality of the foregoing, each of the Administrative Agent and the Issuing Bank (i) may treat the payee of any Note, if any, as the holder thereof until the Administrative Agent receives and accepts an Assignment and Acceptance entered into by the Lender Party that is the payee of such Note, if any, as assignor, and an Eligible Assignee, as assignee; (ii) makes no warranty or representation to any Lender Party and shall not be responsible to any Lender Party for any statements, warranties or representations (whether written or oral) made in or in connection with any Loan Document; (iii) shall not have any duty to ascertain or to inquire as to the performance or observance of any of the terms, covenants or conditions of this Agreement on the part of the Borrower or to inspect the property (including the books and records) of the Borrower; and (iv) shall not be responsible to any Lender Party for the due execution, legality, validity, enforceability, genuineness, sufficiency or value of any Loan Document or any other instrument or document furnished pursuant hereto.

           SECTION 7.05 Notice of Default. The Administrative Agent shall not be deemed to have knowledge or notice of the occurrence of any Default, except with respect to defaults in the payment of principal, interest and fees required to be paid to the Administrative Agent for the account of the Lenders, unless the Administrative Agent shall have received written notice from a Lender Party or the Borrower referring to this Agreement, describing such Default and stating that such notice is a "notice of default." The Administrative Agent will notify the Lenders of its receipt of any such notice. The Administrative Agent shall take such action with respect to such Default as may be requested by the Required Lenders in accordance with Article VI; provided, however, that unless and until the Administrative Agent has received any such request, the Administrative Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Default as it shall deem advisable or in the best interest of the Lender Parties.

           SECTION 7.06 Lender Party Credit Decision. Each Lender Party acknowledges that none of the Agent-Related Persons has made any representation or warranty to it, and that no act by the Administrative Agent hereinafter taken, including any review of the affairs of the Borrower and its Subsidiaries, shall be deemed to constitute any representation or warranty by any Agent-Related Person to any Lender Party. Each Lender Party represents to the Administrative Agent that it has, independently and without reliance upon any Agent-Related Person and based on the financial statements referred to in Section 4.01 and such other documents, and information as it has deemed appropriate, made its own appraisal of and investigation into the business, prospects, operations, property, financial and other condition and creditworthiness of the Borrower and its Subsidiaries, and all applicable bank regulatory laws relating to the transactions contemplated hereby, and made its own decision to enter into this Agreement and to extend credit to the Borrower hereunder. Each Lender Party also represents that it will, independently and without reliance upon any Agent-Related Person and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit analysis, appraisals and decisions in taking or not taking action under this Agreement and the other Loan Documents, and to make such investigations as it deems necessary to inform itself as to the business, prospects, operations, property, financial and other condition and creditworthiness of the Borrower. Except for notices, reports and other documents expressly herein required to be furnished to the Lender Parties by the Administrative Agent, the Administrative Agent shall have no duty or responsibility to provide any Lender Party with any credit or other information concerning the business, prospects, operations, property, financial and other condition or creditworthiness of the Borrower which may come into the possession of any of the Agent-Related Persons.

           SECTION 7.07 Indemnification of the Administrative Agent. (a) Whether or not the transactions contemplated hereby are consummated, each Lender Party shall indemnify upon demand the Agent-Related Persons (to the extent not reimbursed by or on behalf of the Borrower and without limiting the obligation of the Borrower to do so), pro rata, from and against any and all Indemnified Liabilities; provided, however, that no Lender Party shall be liable for the payment to any Agent-Related Person of any portion of such Indemnified Liabilities resulting solely from such Person's gross negligence or willful misconduct as found in a final, non-appealable judgment by a court of competent jurisdiction. Without limitation of the foregoing, each Lender Party shall reimburse the Administrative Agent upon demand for its ratable share of any costs or out-of-pocket expenses (including Attorney Costs) incurred by the Administrative Agent in connection with the preparation, execution, delivery, administration, modification, amendment or enforcement (whether through negotiations, legal proceedings or otherwise) of, or legal advice in respect of rights or responsibilities under, this Agreement, any other Loan Document, or any document contemplated by or referred to herein, to the extent that the Administrative Agent is not reimbursed for such expenses by or on behalf of the Borrower.

     (b) Each Tranche B Lender severally agrees to indemnify the Issuing Bank (to the extent not reimbursed by the Borrower), ratably according to the respective principal amounts of the Notes in respect of the Tranche B Revolving Credit Facility, if any, then held by each of them (or if no such Notes are at the time outstanding or if any such Notes are held by Persons that are not Tranche B Lenders, ratably according to the respective amounts of their Tranche B Revolving Credit Commitments), from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever that may be imposed on, incurred by, or asserted against the Issuing Bank in any way relating to or arising out of this Agreement or any action taken or omitted by the Issuing Bank under this Agreement (collectively, the "Issuing Bank Indemnified Costs"), provided that no Tranche B Lender shall be liable for any portion of the Issuing Bank Indemnified Costs resulting from the Issuing Bank's gross negligence or willful misconduct as found in a final, non-appealable judgment by a court of competent jurisdiction. Without limitation of the foregoing, each Tranche B Lender agrees to reimburse the Issuing Bank promptly upon demand for its ratable share of any out-of-pocket expenses (including counsel fees) incurred by the Issuing Bank in connection with the preparation, execution, delivery, administration, modification, amendment or enforcement (whether through negotiations, legal proceedings or otherwise) of, or legal advice in respect of rights or responsibilities under, this Agreement, to the extent that the Issuing Bank is not reimbursed for such expenses by the Borrower.

      (c) In the case of any investigation, litigation or proceeding giving rise to the Administrative Agent's Indemnified Liabilities or the Issuing Bank's Indemnified Costs, this
Section 7.07 applies whether any such investigation, litigation or proceeding is brought by the Administrative Agent, any Lender Party or a third party. Without prejudice to the survival of any other agreement of any Lender Party hereunder, the agreement, obligations and undertaking of each Lender Party contained in this Section 7.07 shall survive the payment in full of principal, interest and all other amounts payable hereunder and under the other Loan Documents and the resignation or replacement of the Administrative Agent.

           SECTION 7.08 Administrative Agent in Individual Capacity. ABN AMRO and its Affiliates may make loans to, issue letters of credit for the account of, accept deposits from, acquire equity interests in and generally engage in any kind of banking, trust, financial advisory, underwriting or other business with the Borrower and its Affiliates as though ABN AMRO were not the Administrative Agent or the Issuing Bank hereunder and without notice to or consent of the other Lenders. The Lender Parties acknowledge that, pursuant to such activities, ABN AMRO or its Affiliates may receive information regarding the Borrower and its Affiliates (including information that may be subject to confidentiality obligations in favor of the Borrower or such Affiliates) and acknowledge that the Administrative Agent shall not be under any obligation to provide such information to them. With respect to its Commitment, the Advances made by it and the Note, if any, issued to it, ABN AMRO shall have the same rights and powers under this Agreement as any other Lender Party and may exercise the same as though it were not the Administrative Agent or the Issuing Bank.

           SECTION 7.09 Successor Administrative Agent. The Administrative Agent may, and at the request of the Required Lenders shall, resign as the Administrative Agent upon 30 days' notice to the Lenders. If the Administrative Agent resigns under this Agreement, the Required Lenders shall appoint from among the Lenders a successor Administrative Agent for the Lender Parties which successor Administrative Agent shall be approved by the Borrower. If no successor Administrative Agent is appointed prior to the effective date of the resignation of the Administrative Agent, the Administrative Agent may appoint, after consulting with the Lenders and the Borrower, a successor Administrative Agent from among the Lender Parties. Upon the acceptance of its appointment as successor Administrative Agent hereunder, such successor Administrative Agent shall succeed to all the rights, powers, discretion, privileges and duties of the retiring Administrative Agent and the term "Administrative Agent" shall mean such successor Administrative Agent and the retiring Administrative Agent's appointment, powers and duties as the
Administrative Agent shall be terminated. After any retiring Administrative Agent's resignation hereunder as Administrative Agent, the provisions of this Article VII and Section 8.04 shall inure to its benefit as to any actions taken or omitted to be taken by it while it was the Administrative Agent under this Agreement. If no successor Administrative Agent has accepted appointment as the successor Administrative Agent by the date which is 30 days following the retiring Administrative Agent's notice of resignation, the retiring Administrative Agent's resignation shall nevertheless thereupon become effective and the Lender Parties shall perform all of the duties of the Administrative Agent hereunder until such time, if any, as the Required Lenders appoint a successor Administrative Agent as provided for above. Notwithstanding the foregoing, however, ABN AMRO may not be removed as the Administrative Agent at the request of the Required Lenders unless ABN AMRO shall also simultaneously be replaced as "Issuing Bank" hereunder pursuant to documentation in form and substance reasonably satisfactory to ABN AMRO.


                          ARTICLE VIII

                          MISCELLANEOUS

          SECTION 8.01. Amendments, Etc. No amendment or waiver of any provision of this Agreement or the Notes, if any, nor consent to any departure by the Borrower therefrom, shall in any event be effective unless the same shall be in writing and signed by the Required Lenders and the Borrower with receipt acknowledged by the Administrative Agent, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given; provided, however, that no amendment, waiver or consent shall:

     (a) unless in writing and signed by all the Lender Parties and the Borrower with receipt acknowledged by the Administrative Agent, do any of the following: (i) waive any of the conditions specified in Section 3.01, (ii) amend this Section 8.01(a), (iii) release or limit the liability of any Guarantor under the Affiliate Guaranty other than in accordance with the terms of the Affiliate Guaranty or (iv) change the voting requirements for the Lenders or any of them to take any action under this Section 8.01(a);

     (b) unless in writing and signed by all the Tranche A Lenders and the Borrower with receipt acknowledged by the Administrative Agent, do any of the following: (i) increase the Tranche A Revolving Credit Commitments of the Tranche A Lenders or subject the Tranche A Lenders to any additional financial obligations, (ii) change the aggregate principal amount of the Tranche A Revolving Credit Facility, or reduce the principal of, or interest on, such Facility, or any fees or other amounts payable hereunder in respect thereof,
     (iii) postpone any date fixed for any payment of principal of, or interest on, the Tranche A Revolving Credit Facility, or any fees or other amounts payable hereunder in respect thereof, (iv) change the percentage of the Tranche A Revolving Credit Commitments, (v) amend this Section 8.01(b) or (vi) change the voting requirements for the Tranche A Lenders or any of them to take any action under this Section 8.01(b); or

     (c) unless in writing and signed by all the Tranche B Lenders and the Borrower with receipt acknowledged by the Administrative Agent, do any of the following: (i) increase the Tranche B Revolving Credit Commitments of the Tranche B Lenders or subject the Tranche B Lenders to any additional financial obligations, (ii) change the aggregate principal amount of the Tranche B Revolving Credit Facility, or reduce the principal of, or interest on, such Facility, or any fees or other amounts payable hereunder in respect thereof,
     (iii) postpone any date fixed for any payment of principal of, or interest on, the Tranche B Revolving Credit Facility, or any fees or other amounts payable hereunder in respect thereof, (iv) change the percentage of the Tranche B Revolving Credit Commitments, (v) amend this
     Section 8.01(c), (vi) change the voting requirements for the Tranche B Lenders or any of them to take any action under this Section 8.01(c) or (vii) change the aggregate Available Amount of outstanding Letters of Credit;

provided further that no amendment, waiver or consent shall, unless in writing and signed by the Issuing Bank, as the case may be, in addition to the Lender Parties required above to take such action, and the Borrower, affect the rights or obligations of the Issuing Bank under this Agreement; and provided further that no amendment, waiver or consent shall, unless in writing and signed by the Administrative Agent in addition to the Lenders required above to take such action, and the Borrower, affect the rights or duties of the Administrative Agent under this Agreement or any Note, if any.

           SECTION 8.02. Notices, Etc. All notices and other communications provided for hereunder shall be in writing (including telecopier communication) and mailed, telecopied, or delivered, if to the Borrower, at its address at 175 Linfield Drive, Menlo Park, California 94025-3799, Attention: Treasurer; if to any Initial Lender or the Issuing Bank, at its Domestic Lending Office specified opposite its name on Schedule I hereto; if to any other Lender Party, at its Domestic Lending Office specified in the Assignment and Acceptance pursuant to which it became a Lender Party; if to the Administrative Agent, at its address at 101 California Street, Suite 4550, San Francisco, California 94111, or, as to the Borrower or the Administrative Agent, at such other address as shall be designated by such party in a written notice to the other parties and, as to each other party, at such other address as shall be designated by such party in a written notice to the Borrower and the Administrative Agent. All such notices and communications shall, when delivered by overnight courier or telecopied, be effective when delivered to the overnight courier or telecopied, respectively, except that notices and communications to the Administrative Agent pursuant to Article II, III or VII shall not be effective until received by the Administrative Agent. Delivery by telecopier of an executed counterpart of any amendment or waiver of any provision of this Agreement or the Notes, if any, or of any Exhibit hereto to be executed and delivered hereunder shall be effective as delivery of a manually executed counterpart thereof.

           SECTION 8.03. No Waiver; Remedies. No failure on the part of any Lender Party or the Administrative Agent to exercise, and no delay in exercising, any right hereunder or under any Note, if any, shall operate as a waiver thereof; nor shall any single or partial exercise of any such right preclude any other or further exercise thereof or the exercise of any other right. The remedies herein provided are cumulative and not exclusive of any remedies provided by law.

           SECTION 8.04. Costs and Expenses. (a) The Borrower shall, whether or not the transactions contemplated hereby are consummated, pay or reimburse all reasonable fees and expenses of counsel for the Administrative Agent (including in its capacity as the Administrative Agent and the Issuing Bank) promptly after demand in connection with the development, preparation, delivery, administration and execution of, and any amendment, supplement, waiver or modification to (in each case, whether or not consummated), this Agreement, any Notes, if any, any other Loan Document and any other documents prepared in connection herewith or therewith, and the consummation of the transactions contemplated hereby and thereby, including reasonable Attorney Costs incurred by ABN AMRO (including in its capacity as the Administrative Agent and the Issuing Bank) with respect thereto; and

      (b) The Borrower shall pay or reimburse the Administrative Agent and each Lender Party within five Business Days after demand for all costs and expenses (including Attorney Costs) incurred by them in connection with the enforcement, attempted enforcement, or preservation of any rights or remedies under this Agreement or any other Loan Document during the existence of an Event of Default or after acceleration of the Loans (including in connection with any "workout" or restructuring regarding the Loans, and including in any insolvency proceeding, bankruptcy proceeding, liquidation, winding up, reorganization, receivership, arrangement, adjustment, protection, relief of debtors or appellate proceeding (collectively, an "Insolvency Proceeding")).

     (c) Whether or not the transactions contemplated hereby are consummated, the Borrower shall indemnify, defend and hold the Agent-Related Persons, each Lender Party and each of its Affiliates and each of their respective officers, directors, employees, counsel, agents, advisors and attorneys-in-fact (each, an "Indemnified Party") harmless from and against any and all liabilities, obligations, losses, claims, damages, penalties, actions, judgments, suits, costs, charges, expenses and disbursements (including Attorney Costs) of any kind or nature whatsoever which may at any time (including at any time following repayment of the Advances, the termination of the Letters of Credit and the termination, resignation or replacement of the Administrative Agent or replacement of any Lender Party) be imposed on, incurred by or asserted against any such Person as a result of a claim by a third party in any way relating to or arising out of or in connection with or by reason of (including, without limitation, in connection with any investigation, litigation or proceeding or preparation of a defense in connection with) (i) this Agreement, any Loan Document or any document contemplated by or referred to herein, or the transactions contemplated hereby or the actual or proposed use of proceeds of the Advances or Letters of Credit, or (ii) the actual or alleged presence of Hazardous Materials on any property of the Borrower or any of its Subsidiaries or any Environmental Action relating in any way to the Borrower or any of its Subsidiaries, or in the case of each of clauses (i) and (ii) above, any action taken or omitted by any such Person under or in connection with any of the foregoing, including with respect to any investigation, litigation or proceeding (including any Insolvency Proceeding or appellate proceeding) related to or arising out of this Agreement or the Advances or Letters of Credit or the use of the proceeds thereof, whether or not any Indemnified Party is a party thereto and whether or not any such investigation, litigation or proceeding is brought by any creditor of any Loan Party, an Indemnified Party or any other Person, (all the foregoing in clauses (i) and (ii) above, collectively, being the "Indemnified Liabilities"); provided, that the Borrower shall have no obligation hereunder to any Indemnified Party with respect to Indemnified Liabilities resulting solely from the gross negligence or willful misconduct of such Indemnified Party as found in a final, non-appealable judgment by a court of competent jurisdiction. The Borrower also agrees not to assert any claim against the Administrative Agent, any Lender Party, any of their Affiliates, or any of their respective directors, officers, employees, attorneys and agents, on any theory of liability, for special indirect, consequential or punitive damages arising out of or otherwise relating to the Notes, if any, this Agreement, any of the transactions contemplated herein or the actual or proposed use of the proceeds of the Advances.

      (d) If any payment of principal of, or Conversion of, any Eurodollar Rate Advance is made by the Borrower to or for the account of a Lender Party other than on the last day of the Interest Period for such Advance, as a result of a payment or Conversion pursuant to Section 2.08(d) or (e), 2.10 or 2.12, acceleration of the Advances or maturity of the Notes, if any, pursuant to Section 6.01 or for any other reason, or by an Eligible Assignee to a Lender Party other than on the last day of the Interest Period for such Advance upon an assignment of rights and obligations under this Agreement pursuant to Section 8.07 as a result of a demand by the Borrower pursuant to Section 8.07(a), the Borrower shall, upon demand by such Lender Party (with a copy of such demand to the Administrative Agent), pay to the Administrative Agent for the account of such Lender Party any amounts required to compensate such Lender Party for any additional losses, costs or expenses that it may reasonably incur as a result of such payment or Conversion, including, without limitation, any loss (including loss of anticipated profits), cost or expense incurred by reason of the liquidation or reemployment of deposits or other funds acquired by any Lender Party to fund or maintain such Advance.

      (e)   Without  prejudice  to  the  survival  of  any  other
agreement of the Borrower hereunder, the agreements and obligations of the Borrower contained in Sections 2.11, 2.14, 2.17, 2.19 and 8.04 shall survive the payment in full of principal, interest and all other amounts payable hereunder and under the Notes, if any.

            SECTION 8.05. Right of Set-off. Upon (i) the occurrence and during the continuance of any Event of Default and
(ii) the making of the request or the granting of the consent specified by Section 6.01 to authorize the Administrative Agent to declare the Advances and the Notes, if any, due and payable pursuant to the provisions of Section 6.01, each Lender Party and each of its Affiliates is hereby authorized at any time and from time to time, to the fullest extent permitted by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other indebtedness at any time owing by such Lender Party or such Affiliate to or for the credit or the account of the Borrower against any and all of the obligations of the Borrower now or hereafter existing under this Agreement and the Note, if any, held by such Lender Party, whether or not such Lender Party shall have made any demand under this Agreement or such Note, if any, and although such obligations may be unmatured. Each Lender Party agrees promptly to notify the Borrower after any such set-off and application, provided that the failure to give such notice shall not affect the validity of such set-off and application. The rights of each Lender Party and its Affiliates under this Section are in addition to other rights and remedies (including, without limitation, other rights of set-off) that such Lender Party and its Affiliates may have.

           SECTION 8.06. Binding Effect; Entire Agreement. This Agreement shall become effective (other than Section 2.01, which shall only become effective upon satisfaction of the conditions precedent set forth in Section 3.01) when it shall have been executed by the Borrower and the Administrative Agent and when the Administrative Agent shall have been notified by each Initial Lender and the Issuing Bank that such Initial Lender or the Issuing Bank, as the case may be, has executed it and thereafter shall be binding upon and inure to the benefit of the Borrower, the Administrative Agent and each Lender Party and their respective successors and assigns, except that the Borrower shall not have the right to assign its rights hereunder or any interest herein without the prior written consent of the Lender Parties. This Agreement, together with the other Loan Documents, constitutes the entire agreement between the parties with respect to the subject matter hereof and supersedes all previous proposals, negotiations, representations, commitments and other communications between or among the parties, both oral and written, with respect thereto.

           SECTION 8.07. Assignments and Participations. (a) Each Lender may and, if demanded by the Borrower pursuant to
Section 2.17, will assign to one or more Persons all or a portion of its rights and obligations under this Agreement (including, without limitation, all or a portion of its Commitment, the Advances owing to it and the Note or Notes, if any, held by it); provided, however, that (i) each such assignment shall be of a constant, and not a varying, percentage of all rights and obligations under this Agreement, and each such assignment shall be of the same ratable amount of the Tranche A Revolving Credit Advances, Tranche B Revolving Credit Advances, Tranche A Revolving Credit Commitment and Tranche B Revolving Credit Commitment of the assigning Lender to the same assignee,
(ii) except in the case of an assignment to a Person that, immediately prior to such assignment, was a Lender or an assignment of all of a Lender's rights and obligations under this Agreement, the amount of the Commitment of the assigning Lender being assigned pursuant to each such assignment (determined as of the date of the Assignment and Acceptance with respect to such assignment) shall in no event be less than $10,000,000 or an integral multiple of $1,000,000 in excess thereof, (iii) each such assignment shall be to an Eligible Assignee, and (iv) the parties to each such assignment shall execute and deliver to the Borrower for its approval (unless an Event of Default shall have occurred and be continuing), such approval not to be unreasonably withheld or delayed, and to the Administrative Agent for its acceptance and recording in the Register, an Assignment and Acceptance, together with any Note, if any, subject to such assignment and a processing and recordation fee of $3,000.

       (b) Upon such execution, delivery, acceptance and recording, from and after the effective date specified in each Assignment and Acceptance, (x) the assignee thereunder shall be a party hereto and, to the extent that rights and obligations hereunder have been assigned to it pursuant to such Assignment and Acceptance, have the rights and obligations of a Lender Party hereunder and (y) the Lender Party assignor thereunder shall, to the extent that rights and obligations hereunder have been assigned by it pursuant to such Assignment and Acceptance, relinquish its rights and be released from its obligations under this Agreement (and, in the case of an Assignment and Acceptance covering all or the remaining portion of an assigning Lender Party's rights and obligations under this Agreement, such Lender Party shall cease to be a party hereto).

       (c) By executing and delivering an Assignment and Acceptance, the Lender Party assignor thereunder and the assignee thereunder confirm to and agree with each other and the other parties hereto as follows: (i) other than as provided in such Assignment and Acceptance, such assigning Lender Party makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with any Loan Document or the execution, legality, validity, enforceability, genuineness, sufficiency or value of any Loan Document or any other instrument or document furnished pursuant hereto; (ii) such assigning Lender Party makes no representation or warranty and assumes no responsibility with respect to the financial condition of the Borrower or the performance or observance by the Borrower of any of its obligations under any Loan Document or any other instrument or document furnished pursuant hereto; (iii) such assignee confirms that it has received a copy of this Agreement, together with copies of the financial statements referred to in Section 4.01 and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into such Assignment and Acceptance; (iv) such assignee will, independently and without reliance upon the Administrative Agent, such assigning Lender Party or any other Lender Party and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement; (v) such assignee confirms that it is an Eligible Assignee; (vi) such assignee appoints and authorizes the Administrative Agent to take such action as agent on its behalf and to exercise such powers and discretion under this Agreement as are delegated to the Administrative Agent by the terms hereof, together with such powers and discretion as are reasonably incidental thereto; and
(vii) such assignee agrees that it will perform in accordance with their terms all of the obligations that by the terms of this Agreement are required to be performed by it as a Lender or the Issuing Bank, as the case may be.

      (d) The Administrative Agent shall maintain at its address referred to in Section 8.02 a copy of each Assignment and Acceptance delivered to and accepted by it and a register for the recordation of the names and addresses of the Lender Parties and the Commitment of, and principal amount of the Advances owing to, each Lender Party from time to time (the "Register"). The entries in the Register shall be conclusive and binding for all purposes, absent manifest error, and the Borrower, the Administrative Agent and the Lender Parties may treat each Person whose name is recorded in the Register as a Lender Party hereunder for all purposes of this Agreement. The Register shall be available for inspection by the Borrower or any Lender Party at any reasonable time and from time to time upon reasonable prior notice.

      (e) Upon its receipt of an Assignment and Acceptance executed by an assigning Lender Party and an assignee representing that it is an Eligible Assignee, (and subject to the Borrower's approval, such approval not to be unreasonably withheld) together with any Note or Notes, if any, subject to such assignment, the Administrative Agent shall, if such Assignment and Acceptance has been completed and is in substantially the form of Exhibit F hereto, (i) accept such Assignment and Acceptance, (ii) record the information contained therein in the Register and (iii) give prompt notice thereof to the Borrower. In the case of any assignment by a Lender, within five Business Days after its receipt of such notice, the Borrower, at its own expense, shall execute and deliver to the Administrative Agent in exchange for the surrendered Note, if any, a new Note, if any, to the order of such Eligible Assignee in an amount equal to the Commitment assumed by it pursuant to such Assignment and Acceptance and, if the assigning Lender has retained a Commitment hereunder, a new Note to the order of the assigning Lender in an amount equal to the Commitment retained by it hereunder. Such new Note or Notes, if any, shall be in an aggregate principal amount equal to the aggregate principal amount of such surrendered Note or Notes, if any, shall be dated the effective date of such Assignment and Acceptance and shall otherwise be in substantially the form of Exhibit A hereto.

      (f) Each Lender Party may sell participations to one or more banks or other entities that qualify as an Eligible Assignee (other than the Borrower or any of its Affiliates) in or to all or a portion of its rights and obligations under this Agreement (including, without limitation, all or a portion of its
Commitment, the Advances owing to it and the Note, if any, or Notes, if any, held by it); provided, however, that (i) such Lender Party's obligations under this Agreement (including, without limitation, its Commitment to the Borrower hereunder) shall remain unchanged, (ii) such Lender Party shall remain solely responsible to the other parties hereto for the performance of such obligations, (iii) such Lender Party shall remain the holder of any such Note, if any, for all purposes of this Agreement, (iv) the Borrower, the Administrative Agent and the other Lender Parties shall continue to deal solely and directly with such Lender Party in connection with such Lender Party's rights and obligations under this Agreement, (v) no participant under any such participation shall have any right to approve any amendment or waiver of any provision of this Agreement or any Note, if any, or any consent to any departure by the Borrower therefrom, except to the extent that such amendment, waiver or consent would reduce the principal of, or interest on, the Advances and the Notes, if any, or any fees or other amounts payable hereunder, in each case to the extent subject to such participation, or postpone any date fixed for any payment of principal of, or interest on, the Advances and the Notes, if any, or any fees or other amounts payable hereunder, in each case to the extent subject to such participation and (vi) such Lender Party shall give prompt notice to the Borrower of such participations.

     (g) Any Lender Party may, in connection with any assignment or participation or proposed assignment or participation pursuant to this Section 8.07, disclose to the assignee or participant or proposed assignee or participant, any information relating to the Borrower furnished to such Lender Party by or on behalf of the Borrower; provided that, prior to any such disclosure, the assignee or participant or proposed assignee or participant shall agree to preserve the confidentiality of any Confidential Information relating to the Borrower received by it from such Lender Party.

      (h) Notwithstanding any other provision set forth in this Agreement, any Lender Party may at any time create a security interest in all or any portion of its rights under this Agreement (including, without limitation, the Advances owing to it and the Note, if any, held by it) in favor of any Federal Reserve Bank in accordance with Regulation A of the Board of Governors of the Federal Reserve System.

             SECTION   8.08.    Confidentiality.    Neither   the
Administrative Agent nor any Lender Party shall disclose any Confidential Information to any other Person without the consent of the Borrower, other than (a) to the Administrative Agent's or such Lender Party's Affiliates and their officers, directors, employees, agents, auditors, attorneys and advisors and, as contemplated by Section 8.07(f), to actual or prospective assignees and participants, and then only on a confidential basis, (b) as required by any law, rule or regulation or judicial process and (c) as requested or required by any state, federal or foreign authority or examiner regulating banks or banking. In the event any Lender Party is contemplating assigning or selling a participation in all or a portion of its rights and obligations under this Agreement to one or more Persons, prior to disclosing any Confidential Information to such Person, such Person shall be required to execute a confidentiality agreement in form and substance satisfactory to the Borrower and such Person.

           SECTION 8.09. No Liability of the Issuing Bank. The Borrower assumes all risks of the acts or omissions of any beneficiary or transferee of any Letter of Credit with respect to its use of such Letter of Credit. Without limiting the generality of Section 2.06(c)(ii) hereof, neither the Issuing Bank nor any of its officers or directors shall be liable or responsible for any act or circumstance set forth in clauses (A) through (G) of such Section; except that the Borrower shall have a claim against the Issuing Bank, and the Issuing Bank shall be liable to the Borrower, to the extent of any direct, but not consequential, damages suffered by the Borrower that the Borrower proves were caused by (i) the Issuing Bank's willful misconduct or gross negligence in determining whether documents presented under any Letter of Credit comply with the terms of the Letter of Credit or (ii) the Issuing Bank's willful failure to make lawful payment under a Letter of Credit after the presentation to it of a draft and certificates strictly complying with the terms and conditions of the Letter of Credit. In furtherance and not in limitation of the foregoing, the Issuing Bank may accept documents that appear on their face to be in order, without responsibility for further investigation, regardless of any notice or information to the contrary.

           SECTION 8.10.  Governing Law.  This Agreement and  the
Notes, if any, shall be governed by, and construed in accordance with, the laws of the State of California.

            SECTION 8.11. Execution in Counterparts. This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement. Delivery of an executed counterpart of a signature page to this Agreement by telecopier shall be effective as delivery of a manually executed counterpart of this Agreement.

           SECTION 8.12. Jurisdiction, Etc. (a) Each of the parties hereto hereby irrevocably and unconditionally submits, for itself and its property, to the nonexclusive jurisdictions of any California State court or federal court of the United States of America sitting in San Francisco, and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Agreement or the Notes, if any, or for recognition or enforcement of any judgment, and each of the parties hereto hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in any such California State court or, to the extent permitted by law, in such federal court. Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Agreement shall affect any right that any party may otherwise have to bring any action or proceeding relating to this Agreement or the Notes in the courts of any jurisdiction.

       (b) Each of the parties hereto irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection that it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement or the Notes in any California State or federal court sitting in San Francisco. Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

           SECTION 8.13. WAIVER OF JURY TRIAL. EACH OF THE BORROWER, THE ADMINISTRATIVE AGENT AND THE LENDER PARTIES HEREBY IRREVOCABLY WAIVES ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM (WHETHER BASED ON CONTRACT, TORT OR OTHERWISE) ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE NOTES, IF ANY, OR THE ACTIONS OF THE ADMINISTRATIVE AGENT OR ANY LENDER PARTY IN THE NEGOTIATION, ADMINISTRATION, PERFORMANCE OR ENFORCEMENT THEREOF.
          IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective officers thereunto duly authorized, as of the date first above written.


                              THE BORROWER

                                    CONSOLIDATED      FREIGHTWAYS
CORPORATION
                              OF DELAWARE



                              By
                                   Name:
                                   Title:


                              THE ADMINISTRATIVE AGENT

                              ABN AMRO BANK N.V.



                              By
                                   Name:
                                   Title:


                              By
                                   Name:
                                   Title:


                              THE LENDER PARTIES

                              ABN AMRO BANK N.V.,
                               as  the Issuing Bank, a Tranche  A
Lender
                              and a Tranche B Lender



                              By
                                   Name:
                                   Title:


                              By
                                   Name:
                                   Title:

                              BANK ONE, NA (Main Office Chicago),
                              as a Tranche A Lender and a Tranche
B Lender



                              By
                                   Name:
                                   Title:

                              UNION BANK OF CALIFORNIA, N.A.,
                              as a Tranche A Lender and a Tranche
B Lender



                              By
                                   Name:
                                   Title:

                              CREDIT AGRICOLE INDOSUEZ,
                              as a Tranche A Lender and a Tranche
B Lender



                              By
                                   Name:
                                   Title:
                              FIRST UNION NATIONAL BANK,
                              as a Tranche A Lender and a Tranche
B Lender



                              By
                                   Name:
                                   Title:

                              U.S. BANK NATIONAL ASSOCIATION,
                              as a Tranche A Lender and a Tranche
B Lender



                              By
                                   Name:
                                   Title:

                              BANKBOSTON, N.A.,
                              as a Tranche A Lender and a Tranche
B Lender



                              By
                                   Name:
                                   Title:


                              KEYBANK NATIONAL ASSOCIATION,
                              as a Tranche A Lender and a Tranche
B Lender



                              By
                                   Name:
                                   Title:
                              PNC BANK, NATIONAL ASSOCIATION,
                              as a Tranche A Lender and a Tranche
B Lender



                              By
                                   Name:
                                   Title: